Exhibit 10.14

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

among

The Bank of New York Mellon,

as the Agent for the Buyers from time to time party hereto

the Buyers

party hereto

and

Guild Mortgage Company

and

Guild Mortgage Company, LLC

as Sellers

The Bank of New York Mellon

Lead Arranger and Sole Bookrunner

Dated as of October 24, 2019

- ii -

SCHEDULES AND EXHIBITS:

Schedule I:	Approved Investors [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
Schedule II:	Subsidiaries and Other Investments [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
Schedule III:	Debt, Contingent Liabilities and Other Liens [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
Schedule IV:	Authorized Representatives of the Sellers and the Agent [Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Exhibit A:	Form of Transaction Request [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
Exhibit B:	Form of Opinion [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
Exhibit C:	Sellers’ Tax ID Numbers [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
Exhibit D:	Underwriting Guidelines [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
Exhibit E:	Form of Certificate of Sellers and Resolution [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
Exhibit F:	Compliance Certificate [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
Exhibit G:	Form of Repurchase Request [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
Exhibit H:	Form of Servicer Notice [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
Exhibit I:	Form of Servicer Instruction Letter [Omitted pursuant to Item 601(a)(5) of Regulation S-K]

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

This is the AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT dated as of October 24, 2019 (the “Agreement Date”), among GUILD MORTGAGE COMPANY, a California corporation (“GMC”) and GUILD MORTGAGE COMPANY, LLC, a Delaware limited liability company (“GMCLLC”); each of GMC and GMCLLC is a “Seller” and are, collectively, the “Sellers”), the Buyers (defined below), and THE BANK OF NEW YORK MELLON (a Buyer, and in its capacity as administrative agent hereunder, the “Agent”).

Section 1.         Applicability.

From time to time, on a committed basis, the parties will enter into transactions in which a Seller agrees to transfer to Agent, for the benefit of Buyers as more particularly set forth in the Administration Agreement, Eligible Assets against the transfer of Buyers’ funds by Agent, acting on their behalf, with the simultaneous agreement of Agent, acting on behalf of Buyers, to transfer such Mortgage Loans and similar types of property to such Seller at a date certain not later than the Termination Date. Each such transaction (a “Transaction”) shall be governed by this Repurchase Agreement unless otherwise agreed in writing.

This Repurchase Agreement amends and restates in its entirety all of the terms of that certain Amended and Restated Master Repurchase Agreement, dated as of October 25, 2018, among the Sellers, the Agent and the institutions who are Buyers thereunder (the “Prior Repurchase Agreement”). On the Effective Date the Transactions under the Prior Repurchase Agreement and all Purchased Assets under the Prior Repurchase Agreement (respectively, the “Prior Transactions” and the “Prior Purchased Assets”) shall be deemed to be Transactions and Purchased Assets, respectively, under and as defined in this Repurchase Agreement, and the terms herein shall be applicable to all Transactions, including, without limitation, the Prior Transactions (including, without limitation, the Pricing Rate provisions applicable to Transactions hereunder).

Section 2.         Definitions.

As used herein, the following terms have the following meanings (all terms defined in this Section 2 or in another provision of this Repurchase Agreement in the singular have the same meanings when used in the plural and vice versa).

“ABR Rate” shall mean for any day, (i) the Alternate Base Rate for such day, plus (ii) the Pricing Spread.

“ABR Transaction” means, for purposes of determining the applicable Pricing Rate, the Purchase Price for Transactions or portions thereof which a Seller has designated in a Pricing Designation to the Agent in accordance with Section 4(a)(i) or 6(b) that the Pricing Rate therefore shall be based on the Alternate Base Rate. If the Sellers have not delivered a Pricing Designation with respect to any Transaction or portion thereof, such Transaction or portions thereof shall be deemed to be an ABR Transaction.

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which a Seller or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger, payments to individuals (such as sign-on bonuses) or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Additional Documents” is defined in the Custody Agreement (as the documents m respect of each Purchased Asset that are listed on Schedule B to the Custody Agreement.)

“Additional Purchased Assets” is defined in Section 5(a).

“Adjusted Tangible Net Worth” means as of any date of determination, Tangible Net Worth on such date, less (i) MSR on such date, plus (ii) the lesser of (x) MSR on such date, or (y) the Appraised Value on such date, less (iii) real estate owned and advances for real estate owned on the balance sheet of any Seller as of such date, less (iv) Mortgage Loans held for investment, and plus (v) reserves for foreclosures, investment loan losses general loan losses and real estate owned loan losses maintained by the Sellers as of such date (provided that the sum of all such reserves, for purposes of calculating Adjusted Tangible Net Worth, shall not exceed the sum of the amounts in clauses (iii) and (iv).

“Administration Agreement” means the Amended and Restated Administration Agreement dated as of the Agreement Date, among the Agent, the Buyers and the Sellers, as supplemented, amended or restated from time to time.

“Administrative Fee” is defined in Section 41(b).

“Affiliate” means with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code. For the avoidance of doubt, “corporation”, as used in the definition of “affiliate” in the Bankruptcy Code, is understood by the parties to include a limited liability company.

“Agency” means FNMA, FHLMC or GNMA as applicable.

“Agent” means BNY Mellon, with its main office in New York, New York, in its capacity as administrative agent and a contractual representative of the Buyers pursuant to the Administration Agreement, and not in its individual capacity as a Buyer, and any successor Agent appointed pursuant to Administration Agreement.

“Agreement Accounting Principles” means GAAP, applied in a manner consistent with that used in preparing the financial statements referred to in Section 12(d). Unless otherwise specified, all accounting terms not specifically defined herein shall be construed in accordance with the Agreement Accounting Principles. All references herein to consolidated and consolidating financial statements shall mean the statements of the Sellers and all consolidated Subsidiaries thereof.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of Federal Funds Effective Rate for such day plus [***] per annum, and (iii) the sum of the LIBOR Base Rate on such date plus [***] per annum.

“Anti-Corruption Laws” means, with respect to any Person, any Requirement of Law of any jurisdiction concerning or relating to bribery or corruption that is applicable to such Person, including, without limitation, the U.S. Foreign Corrupt Practices Act and the U.K Bribery Act.

“Anti-Terrorism Laws” means any Legal Requirement related to terrorism, anti-terrorism, money laundering or anti-money laundering, including, without limitation, the Patriot Act, The Currency and Foreign Transactions Reporting Act (also known as the Bank Secrecy Act, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 and 1957), any executive order or other mandate issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order (the “Anti-Terrorism Order”) or any enabling legislation or executive order relating to any of the same.

“Appraised Value” means with respect to servicing rights owned by the Sellers for residential Mortgage Loans at any date, the market value, expressed as a percentage, of the unpaid principal balance of such Mortgage Loans as set forth in the most recent appraisal delivered pursuant to Section 13(b)(xiv); provided, however, that if an appraisal is not delivered as required hereby, the term “Appraised Value” shall mean such market value, expressed as a percentage of the unpaid principal balance, at the time of determination, of such Mortgage Loans, as the Agent shall, in its reasonable business judgment, establish. For purposes of determining Adjusted Tangible Net Worth, the market value percentage for determining such Appraised Value shall never exceed [***].

“Approved Closing Agent” means a title agent, escrow agent or correspondent approved by the Sellers to close Mortgage Loans on a Seller’s behalf and who are included in a list of Approved Closing Agents provided to the Agent (title agents or escrow agents of a correspondent must also be included on such list). Sellers shall provide the Approved Closing Agent list to the Agent upon any addition or deletion of an agent to or from the list, and at any other time to the Agent or any Buyer upon the Agent’s or such Buyer’s request.

“Approved Investor” means as of any time, any of the institutions listed on Schedule I attached hereto (including institutions which are Approved Investors for specific types of Mortgage Loans, as set forth on Schedule I) and any other institution in a written request from the Sellers to the Agent and the Buyers and approved in writing by the Agent, such approval not to be unreasonably withheld, conditioned or delayed. Any such institutions listed on Schedule I or previously approved by the Agent may be eliminated as an Approved Investor (or as an Approved Investor of a specific type) by written notice to a Seller from the Agent, which elimination notice shall be given only for reasonable cause or at the election of the Majority Buyers, and in either case any commitments issued by any such formerly-Approved Investor after such elimination shall not constitute Approved Investor Commitments, but commitments of such formerly-Approved Investor existing at the time of such elimination shall continue to be Approved Investor Commitments.

“Approved Investor Commitment” means a commitment, issued by an Approved Investor of the required type, to purchase Mortgage Loans, to exchange Securities for Mortgage Loans or to purchase Securities.

“Asset Type” means an Eligible Conforming Mortgage Loan, an Eligible Conforming Non-Owner Occupied Mortgage Loan, an Eligible Conforming High CLTV Loan, an Eligible Jumbo Mortgage Loan, an Eligible State Bond Loan, an Eligible Down Payment Assistance Loan, an Expanded Guidelines Loan, a Non-Qualified Mortgage Loan, an Eligible Standalone Second Mortgage Loan, or an Eligible Single-Close CTP Mortgage Loan.

“Asset Value” means, with respect to each Asset Type that is an Eligible Asset on any given day, a value equal to the Asset Valuation Amount for each such Eligible Asset, multiplied by the Purchase Price Percentage appurtenant to such Eligible Asset, as follows:

Eligible Asset	Purchase Price Percentage
Eligible Conforming Mortgage Loans not otherwise set forth in this table	[***] ([***] if the same has been a Purchased Asset for more than [***], and [***] if the same has been a Purchased Asset for more than [***])
Eligible Conforming Non-Owner Occupied Loans	[***] ([***] if the same has been a Purchased Asset for more than [***], and [***] if the same has been a Purchased Asset for more than [***])
Eligible Conforming High CLTV Loan	[***] ([***] if the same has been a Purchased Asset for more than [***])

Eligible Jumbo Mortgage Loans up to	[***]

Eligible Asset	Purchase Price Percentage
[***]	([***] if the same has been a Purchased Asset for more than [***])
Eligible Jumbo Mortgage Loans which are Oversize Jumbo Loans over [***], up to [***]	[***] ([***] if the same has been a Purchased Asset for more than [***])
Eligible State Bond Loans	[***] ([***] if the same has been a Purchased Asset for more than [***], and [***] if the same has been a Purchased Asset for more than [***])
Eligible Conforming Mortgage Loans originated under the FNMA Home Affordable Refinance Program, the FHLMC Relief Refinance Program or the FNMA Homepath Mortgage Program	[***] ([***] if the same has been a Purchased Asset for more than [***])
Eligible Down Payment Assistance Loan	[***] ([***] if the same has been a Purchased Asset for more than [***], and 0% if the same has been a Purchased Asset for more than [***])
Expanded Guidelines Loan	[***] ([***] if the same has been a Purchased Asset for more than [***])
Non-Qualified Mortgage Loan	[***] ([***] if the same has been a Purchased Asset for more than [***])
Eligible Standalone Second Mortgage Loan	[***] ([***] if the same has been a Purchased Asset for more than [***])
Eligible Single-Close CTP Mortgage Loan	[***] ([***] if the same has been a Purchased Asset for more than [***])

Ineligible Assets. The Asset Value of a Purchased Asset shall be zero if:

(i)     except as otherwise set forth below in this definition, the Purchased Asset ceases to be an Eligible Asset;

(ii)     the related Mortgage Note has been released from the Custodian’s possession, or any other document has been released from its Purchased Asset File (other than to an Approved Investor pursuant to a bailee letter), and any of the following applies: (a) such release has been for more than [***]; or (b) the Custodian has not received a trust receipt therefor; or (c) the Asset Value thereof, when combined with the Asset Value of all other such Purchased Assets similarly released under a trust receipt, is more than [***];

(iii)     its actual possession has been transferred from the Custodian to an Approved Investor pursuant to a bailee letter and not returned to the Custodian for more than [***], or [***] for deliveries to such Approved Investors as the Agent may have specifically approved for extended bailee letters, the same to be so identified on the list of Approved Investors); or

(iv)     it is delivered to an Approved Investor under an extended bailee letter permitted pursuant to clause (iii) above at a time when the Asset Value of all Purchased Assets that, at such time, have been transferred from the Custodian to Approved Investors pursuant to such extended bailee letters and not returned to the Custodian, is [***] or more of the Maximum Purchase Price; or

(v)     the Agent has determined (which determination shall be made in a commercially reasonably manner) that the Purchased Asset is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry for assets of substantially the same type as the Purchased Assets (including Sellers’ prior completed securitization transactions).

Transactions relating to certain types of Purchased Assets shall be subject to the following limits:

Wet Loans: With respect to Wet Loans, during the days of each calendar month shown in the first column below, the aggregate Asset Value of all Mortgage Loans that are Wet Loans shall not exceed the percentage of the Maximum Purchase Price shown in the same row of the second column:

During these days each month	Wet Loans’ maximum percentage of Maximum Purchase Price
first [***] and last [***]	[***]%
any other day	[***]%

Sublimits:

(a)     Transaction Period Sublimits. (i) the Asset Value of all Eligible Assets which have been Purchased Assets for more than [***], but not more than [***] (and which otherwise continue to be Eligible Assets during such period), shall not exceed [***]% of the Maximum Purchase Price, and (ii) the Asset Value of all Eligible Assets which have been Purchased Assets for more than [***] days, but not more than [***] days (and which otherwise continue to be Eligible Assets during such period), shall not exceed [***]% of the Maximum Purchase Price.

(b)     Asset Type Sublimits. The aggregate Asset Value of all Purchased Assets that are of the type or grouping described in the first column below shall not exceed the percentage of the Maximum Purchase Price in the same row of the second column below (Purchased Assets that are within more than one Maximum Purchase Price percentage or “sublimit” below shall be included in each applicable sublimit in determining the remaining Asset Value under each sublimit):

Type or types of Purchased Assets	Maximum Percentage of the Maximum Purchase Price
Eligible Conforming Mortgage Loans	[***]%
Eligible Conforming Non-Owner Occupied Mortgage Loans	[***]%
Eligible Conforming High CLTV Loan	[***]%
Eligible Jumbo Mortgage Loans, including Oversize Jumbo Loans (combined)	[***]% (Subject to Cumulative Sublimit)
Oversize Jumbo Loans	[***]% (Subject to Cumulative Sublimit)

Eligible State Bond Loans	[***]%

(Subject to Cumulative Sublimit)
Eligible State Bond High CLTV Loans	[***]% (Sublimit for those originated under the Rural Housing Loan Program – this sublimit is included in the [***] Maximum Purchase Price Sublimit for Eligible State Bond Loans)

(Subject to Cumulative Sublimit)

[***]% (Sublimit for those not originated under the Rural Housing Loan Program – this sublimit is included in the [***] Maximum Purchase Price Sublimit for Eligible State Bond Loans)

(Subject to Cumulative Sublimit)
Eligible Conforming Mortgage Loans originated under the FNMA Home Affordable Refinance Program, the FHLMC Relief Refinance Program, or the FNMA Homepath Mortgage Program	[***]% (Subject to Cumulative Sublimit)
Eligible Downpayment Assistance Loan	[***]% (Subject to Cumulative Sublimit)
Expanded Guidelines Loan	[***]% (Subject to Cumulative Sublimit)
Non-Qualified Mortgage Loan	[***]% (Subject to Cumulative Sublimit)
Eligible Standalone Second Mortgage Loan	[***]% (Subject to Cumulative Sublimit)
Eligible Single-close CTP Mortgage Loan	[***]% (Subject to Cumulative Sublimit)

Cumulative Sublimit. With respect to the types of Purchased Assets in the table above that are “Subject to Cumulative Sublimit” the maximum percentage of the Maximum Purchase Price for such types of Purchased Assets on a combined basis for all such types of Purchased Assets shall not be more than [***]%.

Notwithstanding anything in this Agreement to the contrary, the Agent in its sole discretion may approve Transactions which are not in strict compliance with the eligibility or sublimit requirements regarding qualification of a Purchased Asset as an Eligible Asset as follows: (i) with respect to any Purchased Asset that fails or ceases to satisfy any eligibility or sublimit requirement for any reason, the Agent may waive such eligibility or sublimit requirement for such Purchased Asset and apply the Asset Value otherwise applicable to such Purchased Asset (had such Purchased Asset satisfied all such eligibility and sublimit requirements) as determined by the Agent, provided that the aggregate Asset Value of all such Purchased Assets for which the Agent provides such waivers shall not exceed [***]; and (ii) with respect to any Purchased Asset, if the satisfaction of eligibility or sublimit requirements cannot be independently determined because of events beyond the reasonable control of the Sellers (i.e. natural disasters, transmission failures, etc.), the Agent may waive strict compliance with such eligibility or sublimit requirements in any amount for periods up to [***], provided that, if such determination cannot be made after the [***], the Sellers must certify in writing that all such eligibility requirements and limits are in fact satisfied.

“Asset Valuation Amount” means, with respect to each Mortgage Loan that is an Eligible Asset, a value determined as follows: each Mortgage Loan shall be valued at the lowest of (A) the unpaid principal balance of such Mortgage Loan on its Purchase Date, or (B) the net acquisition cost (including any discounts and excluding any servicing released premium) of such Mortgage Loan, if acquired by a Seller, or (C) the weighted average purchase price (expressed as a percentage of par) committed to under those Approved Investor Commitments which could cover such Purchased Asset applied to the unpaid principal balance of such Purchased Asset as of its Purchase Date or (D) market value, as determined by the Agent (in cooperation with the Custodian), based upon whole loan prices currently available, as and when the Agent, in its sole discretion (with no requirement to do so), chooses to calculate market value. The values described in (A), (B) and (C) of the preceding sentence shall be as determined by the Sellers as of the Purchase Date (or other applicable date) of the applicable Purchased Asset and reported to the Custodian.

In any determination of “market value” of any of the Eligible Asset types listed in clause (D) above, the Agent or the Custodian may, at the Sellers’ expense, obtain third party market pricing information from companies specializing in providing market valuations for such types of mortgage loans.

“Assignment and Acceptance” is defined in Section 24.

“Assignment of Mortgage” means, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the

Laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Agent or the Custodian, as its agent.

“Available Commitment” shall have the meaning specified in the Administration Agreement.

“Available Deposits” means the sum of those free collected balances maintained in accounts in the name of any Seller (or held by a Seller in trust for third parties) with a Buyer (after deducting float and balances required by such Buyer under its normal practices to compensate such Buyer for the maintenance of such accounts and taking into consideration reserve requirements applicable to such accounts) and which balances are not included in determining “Available Deposits” under any other arrangements between such Buyer and a Seller.

“Available Purchase Price” means, for any day, the Maximum Purchase Price minus the Purchase Price outstanding on that day.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Basic Eligibility Requirements” means, with respect to each Seller, a Mortgage Loan with respect to which each of the following statements is accurate and complete:

(i)     Such Seller is the legal and equitable owner and holder of such Mortgage Loan, the Mortgage Note evidencing such Mortgage Loan, the Mortgage securing such Mortgage Note and the other Purchased Asset Documents and has full power and authority to sell such Mortgage Loan, Mortgage, Mortgage Note and other Purchased Asset Documents in a Transaction. Such Mortgage Loan and each commitment of a Person to purchase Mortgage Loans and Securities from such Seller (including Approved Investor Commitments) has been duly and validly issued to such Seller, and each Mortgage Loan is subject to no Liens except as may be granted pursuant to the Repurchase Documents.

(ii)     Each requirement of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan has been complied with.

(iii)     With respect to each Mortgage Loan of a Seller which is the subject of a Transaction:

A.     the Purchased Asset Documents with respect to such Mortgage Loan (other than a Wet Loan) have been duly executed and delivered by the parties thereto at a closing,

B.     said Purchased Asset Documents are valid and enforceable in accordance with their terms, without defense or offset, subject to bankruptcy and similar laws and other general restrictions on creditors’ rights and equitable principles (whether raised in an equity proceeding or an action at law),

C.     the Mortgaged Property is free and clear of all Liens subject only to (a) the Lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender’s title insurance policy delivered to the originator of such Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of such Mortgage Loan or (ii) which do not materially adversely affect the appraised value of such property as set forth in such appraisal; (c) the Mortgage that is the subject of any Transaction, (d) any first or second Mortgage on the Mortgaged Property contemplated in any Eligible Asset, and (e) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Purchased Asset Documents or the use, enjoyment, value or marketability of the related property,

D.     such Mortgage Loan is covered by, and is in compliance with, the terms of the relevant Approved Investor Commitment,

E.     with respect to such Mortgage Loan (x) the legal description in the Purchased Asset Documents with respect thereto shall be as shown by a survey in the Sellers’ possession or as shown on a recorded plat referred to in the description contained in the Mortgage, and (y) the Sellers will have a title insurance policy or binder, in American Land Title Association form, from a recognized title insurance company, insuring the priority of such valid first lien (or second lien, in the case of Standalone Second Mortgage Loans) and meeting the usual requirements of institutional purchasers of Mortgage Loans or of securities in respect thereof,

F.     at the time of delivery of the Required Purchased Asset Documents to the Custodian, the Sellers will have received with respect to such Mortgage Loan a policy, or other satisfactory evidence, of flood insurance, fire and casualty insurance in accordance with applicable law, with the local equivalent of the standard New York mortgagee clause and the applicable regulations of the Federal Insurance Administration of the Department of Housing and Urban Development, unless, as to flood insurance, the Sellers will have received satisfactory documentation to demonstrate that the mortgaged premises are not located in a special flood hazard area as determined by such agency. Such documentation will be retained in the Sellers’ files relating to such Mortgage Loan,

G.     it has been correctly described in the Transaction Request submitted to the Custodian in respect of such Mortgage Loan,

H.     it has been fully funded to the mortgagor or to an escrow or closing agent by wire transfer, transmittal through an “Automated Clearing House” or any similar clearing house for interbank transfers of funds, cashier’s check or a check written against the Sellers’ controlled disbursement account with the Agent, which has been identified as a check in the related Transaction Request and for which the Agent has notified the Custodian that such check has been presented for payment and that good funds are available to fund the controlled disbursement account to cover such check,

I.     the Custodian has in its possession (other than with respect to Wet Loans) all Required Purchased Asset Documents other than those documents and instruments which are in the possession of the Sellers pursuant to a trust receipt or in the possession of a Person to whom delivery was made pursuant to a bailee letter,

J.     the Mortgage has been or will be promptly duly recorded where necessary and complies with all applicable state or local recording, registration and filing laws and regulations,

K.     there are no defenses, counterclaims or offsets of any nature whatsoever with respect to such Mortgage Loan or the indebtedness evidenced and secured thereby or with respect to any Required Mortgage Document and such Mortgage Loan is otherwise free of default, and, other than the related Required Purchased Asset Documents and Additional Required Purchased Asset Documents, there are no instruments or documents evidencing, securing or guaranteeing payment of the indebtedness constituting such Mortgage Loan,

L.     (a) with respect to Mortgage Loans other than MERS Mortgage Loans, each Assignment of Mortgage (i) has been duly authorized by all necessary corporate action by the Sellers, duly executed and delivered by the Sellers and is the legal, valid and binding obligation of the Sellers enforceable in accordance with its terms, subject to bankruptcy and similar laws and other general restrictions on creditors’ rights and equitable principles, and (ii) complies with all applicable laws including all applicable recording, filing and registration laws and regulations and is adequate and legally sufficient for the purpose intended to be accomplished thereby, including, without limitation, the assignment of the rights, powers and benefits of a Seller as mortgagee, and (b) with respect to MERS Mortgage Loans, the interest of the Custodian and the Buyers in such Mortgages has been registered on the MERS System,

M.     such Seller has complied with all applicable laws, rules and regulations in respect of such Purchased Asset if it is insured by FHA or guaranteed by VA and the related insurance or guarantee is in full force and effect. Such Purchased Asset complies in all respects with all applicable requirements for purchase under the GNMA standard form of selling contract for FHA insured and VA guaranteed loans and any supplement thereto then in effect,

N.     such Seller has received an appraisal (but only if an appraisal is required pursuant to the applicable Underwriting and Acquisition Guidelines relating to such Mortgage Loan or is required by an applicable Approved Investor) on the property underlying such Purchased Asset, which appraisal is in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions,

O.     all fire and casualty policies covering the premises encumbered by such Purchased Asset (a) name such Seller as the insured under a standard mortgagee clause not less favorable in coverage to the mortgagee than is customarily used in the state where such premises is located, (b) are in full force and effect, and (c) afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards as required by FHA or VA,

P.     with respect to MERS Mortgage Loans of a Seller, (i) such Seller is in full compliance with all terms and conditions of membership in MERS, including the MERSCORP, Inc. “Rules of Membership” most recently promulgated by MERSCORP, Inc., the “MERS Procedures Manual” most recently promulgated by MERS, and any and all other guidelines or requirements set forth by MERS or MERSCORP, as each of the foregoing may be modified from time to time, including, but in no way limited to compliance with guidelines and procedures set forth with respect to technological capabilities, drafting and recordation of Mortgages, registration of Mortgages on the MERS System, including registration of the interest of the Custodian and the Buyers in such Mortgages and membership requirements, and (ii) such Seller employs officers who have the authority, pursuant to a corporate resolution from MERS, to execute assignments of mortgage in the name of MERS for its own account, and pursuant to the MERS Affiliate Agreement, for its account, in the event de-registration from the MERS System is necessary or desirable,

Q.     All Mortgage Loans that are the subject of a Transaction must be first-lien priority Mortgage Loans (except for Standalone Second Mortgage Loans, which must be at least a second-priority Mortgage Loan),

R.     All Mortgage Loans that are the subject of a Transaction have closed through an Approved Closing Agent,

S.     Such Seller owns all right, title and interest in and to the servicing rights related to such Mortgage Loan, and

(iv)     With respect to each Mortgage Loan of a Seller which is the subject of a Transaction, there shall be no breach by a Seller of any of the following covenants (the sole remedy for which shall be the removal of such Mortgage Loan as Eligible Asset):

A.     No Seller shall (a) amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Mortgage Loan or any rights related to any of the foregoing, if such amendment, modification or waiver materially and adversely affects the Asset Value of such Mortgage Loan, or impairs the marketability of such Mortgage Loan or (b) release any security or obligor, or, through any other activity or inactivity, cause any Mortgage Loan which shall have been eligible for purchase to become ineligible for purchase in accordance with the Approved Investor Commitment related to such Mortgage Loan.

B.     No Seller shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber, any of the Purchased Asset Documents or any interest therein, except as permitted by any of the Repurchase Documents with respect to repurchases by the Sellers of Mortgage Loans.

C.     Each Seller shall hold all escrow funds collected in respect of the Mortgage Loan in trust, without commingling the same with any other funds, and apply the same for the purposes for which such funds were collected provided that such obligation with respect to the Mortgage Loan shall not arise until [***] after the origination or acquisition of the applicable Mortgage Loan.

D.     Each Seller shall observe and perform all of its obligations in connection with each Approved Investor Commitment related to the Mortgage Loan. Within forty-eight (48) hours after a request therefor by the Agent or the Custodian, a copy of each Approved Investor Commitment certified by the Sellers or, if requested by the Agent or the Custodian at any time after a Default has occurred, the originals or an electronic version of such Approved Investor Commitments shall be delivered to the Agent.

E.     Each Seller shall promptly notify the Agent and the Custodian if and when the Sellers receive any prepayment (which term excludes the principal portion of scheduled monthly payments made on a Mortgage Loan) arising from or relating to the Mortgage Loan and hold the same in trust, as security for the Obligations, until such Mortgage Loan is no longer included in any determination of Asset Value or, if a Default has occurred and is continuing, then immediately remit to the Agent such prepayments (and all interest and earnings thereon or with respect thereto).

“BNY Mellon” means The Bank of New York Mellon.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Transactions (and if applicable, LIBOR Transactions), any day, on which interbank wire transfers can be made on the Fedwire system and on which trading is carried on in the London Interbank Market for Dollar deposits except (x) a Saturday or a Sunday, or (y) any day which in New York City, New York or the State of California shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to be closed, and (ii) for all other purposes, any day on which interbank wire transfers can be made on the Fedwire system, except (x) a Saturday or a Sunday, or (y) any day which in New York City, New York or the State of California shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to be closed.

“Buy-Down Agreement” means a written agreement between a Seller and a Buyer setting forth the terms and conditions under which such Buyer has agreed to a reduced pricing rate on account of LIBOR Transactions outstanding hereunder based upon Available Deposits maintained by such Seller with such Buyer.

“Buy-Down Buyer” is defined in Section 6(c).

“Buy-Down Rate” means a rate per annum equal to [***]%.

“Buyers” means The Bank of New York Mellon and the other Buyers party hereto from time to time, and their respective successors in interest and assigns.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capita] Lease Obligations” means, for any Person, all obligations of that Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property, to the extent such obligations are required by GAAP to be classified and accounted for as a capital lease on that Person’s balance sheet, and, for purposes of this Repurchase Agreement, the amount of those obligations shall be their capitalized amount, as determined in accordance with GAAP.

“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of [***]; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“Ceiling Rate” means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or New York law permits the higher interest rate, stated as a rate per annum.

“Change of Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange) of outstanding shares of voting stock or other indicia of ownership of any Seller at any time if after giving effect to such acquisition such Person or Persons owns fifty percent (50%) or more of such outstanding voting stock or other indicia of ownership of such Seller, unless such Person or Persons immediately prior to such acquisition, already owned [***] of such outstanding voting stock or other indicia of ownership of such Seller.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” means account no. [***], a blocked Seller’s account (under the sole dominion and control of the Agent) with BNY Mellon, or such other account (or accounts) with BNY Mellon as the Agent shall from time to time designate by written notice to the Sellers, into which all Income shall be deposited following any Event of Default.

“Commitment” is defined in the Administration Agreement.

“Conforming Mortgage Loan” means a first priority Single-family Mortgage Loan (other than a Conforming Non-Owner Occupied Mortgage Loan) which (i) either is insured by the FHA or guaranteed by the VA or which fully conforms to all underwriting and other requirements for sale to FNMA, FHLMC or GNMA, (ii) if said Mortgage Loan has a loan-to-value which is greater than [***], and is not subject to a commitment by the VA or FHA to guarantee or insure repayment thereof then said Mortgage Loan is either (x) covered by a policy of mortgage insurance acceptable to the applicable Agency and the Agent or (y) originated under either the FNMA Homepath Mortgage Program or the FNMA Home Affordable Refinance Program (as set out in the FNMA Selling Guide - Announcement 9-04 dated March 4, 2009 as amended from time to time) or the Freddie Mac Relief Refinance Program as set out in Chapter A24 of the Freddie Mac Single Family Seller/Servicer Guide, (iii) if the Mortgage Loan is originated under the FNMA Home Affordable Refinance Program it had a loan-to-value which did not exceed [***] (including any subordinate financing - commonly known as a CLTV), except that if such FNMA Home Affordable Refinance Program Mortgage Loan is a refinance of a Mortgage Loan held by a Seller (i.e. so-called “DU Refi Plus – same servicer”), such loan-to-value and CLTV requirement is not applicable, (iv) if the Mortgage Loan is originated under the Freddie Mac Relief Refinance Program, it had a loan-to-value and a CLTV which did not exceed [***], and (v) if the Mortgage Loan is originated under the FNMA Homepath Mortgage Program, it had a loan to value which did not exceed [***], and a CLTV which did not exceed [***].

“Conforming Non-Owner Occupied Mortgage Loan” means a first priority Single-family Mortgage Loan on a property other than the Mortgagor’s primary residence which (i) fully conforms to all underwriting and other requirements for sale to FNMA or FHLMC, (ii) if said Mortgage Loan has a loan-to-value which is greater than [***], and is not subject to a commitment by the VA or FHA to guarantee or insure repayment thereof then said Mortgage Loan is either (x) covered by a policy of mortgage insurance acceptable to the applicable Agency and the Agent or (y) originated under either the FNMA Homepath Mortgage Program or the FNMA Home Affordable Refinance Program (as set out in the FNMA Selling Guide - Announcement 9-04 dated March 4, 2009 as amended from time to time) or the Freddie Mac Relief Refinance Program as set out in Chapter A24 of the Freddie Mac Single Family

Seller/Servicer Guide, (iii) if the Mortgage Loan is originated under the FNMA Home Affordable Refinance Program it had a loan-to-value which did not exceed [***] (including any subordinate financing - commonly known as a CLTV), except that if such FNMA Home Affordable Refinance Program Mortgage Loan is a refinance of a Mortgage Loan held by a Seller (i.e. so-called “DU Refi Plus – same servicer”), such loan-to-value and CLTV requirement is not applicable (iv) if the Mortgage Loan is originated under the Freddie Mac Relief Refinance Program, it had a loan-to-value and a CLTV which did not exceed [***], and (v) if the Mortgage Loan is originated under the FNMA Homepath Mortgage Program, it had a loan to value which did not exceed [***], and a CLTV which did not exceed [***].

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of such partnership.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Sellers or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Custodian” means The Bank of New York Mellon Trust Company, N.A. and any successor under the Custody Agreement.

“Custody Agreement” means the Custody Agreement dated December 27, 2007 among the Sellers, the Agent and The Bank of New York (predecessor to the Custodian), as amended or restated from time to time.

“Debt” means, with respect to any Person, on any day, the sum of the following (without duplication):

(a)    all obligations created or issued by a Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person);

(b)    obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the related invoice is received for the respective goods delivered or the respective services rendered;

(c)    indebtedness of others secured by a lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person;

(d)    obligations ( contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued for account of such Person;

(e)    Capital Lease Obligations of such Person;

(f)    obligations of such Person under residential mortgage loan repurchase agreements or like arrangements ( exclusive of indemnification or contingent purchase agreements with Approved Investors which in either case could require the repurchase of Mortgage Loans under certain circumstances);

(g)    indebtedness of others Guaranteed on a recourse basis by such Person;

(h)    all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person;

(i)    indebtedness of general partnerships of which such Person is a general partner; and

(j)    any Guarantees or contingent liabilities of such Person for any of the indebtedness described in clauses (a) through (i) above.

“Default” means an Event of Default or an event that with notice, the lapse of time or both would become an Event of Default.

“Defaulting Party” is defined in Section 31(b).

“Dollars” and “$” means lawful money of the United States of America.

“Down Payment Assistance Loan” means a first Mortgage Loan under a FNMA, FHLMC, FHA or VA loan program which would be a Conforming Mortgage Loan except that the loan to value ratio exceeds the loan to value ratio permitted for a Conforming Mortgage Loan, pursuant to which the Mortgagor receives assistance from a local authority or any other organization for the down-payment or closing costs, usually in the form of a second mortgage that is funded at closing (either by a Seller out of its own cash, or table funded by the provider).

“Due Diligence Costs” is defined in Section 32.

“Effective Date” means the date when the conditions precedent set forth in Section 3(b) have been satisfied.

“Electronic Tracking Agreement” means an Electronic Tracking Agreement among the Agent, GMC, MERS and MERSCORP, Inc., as supplemented, amended or restated from time to time.

“Eligible Asset” means, as of any date, an Asset Type, which:

(i)      meets the Basic Eligibility Requirements and which is a Residential Mortgage Loan;

(ii)     has no monthly installment of principal and/or interest which is more than 29 days past due;

(iii)    has a note date not more than [***] or more prior to its Purchase Date;

(iv)    if it is a Wet Loan, the Seller thereof expects such Wet Loan to close on the Purchase Date and become a valid lien securing actual indebtedness by funding to the order of the mortgagor thereunder, has not learned of any information to the contrary and has not received any returned proceeds of such Wet Loan from the escrow or closing agent for such Wet Loan;

(v)    if subject to a bailee letter or trust receipt and if said Purchased Asset was:

A.    withdrawn by a Seller for purposes of correcting clerical or other non-substantive documentation problems: (i) the promissory note and other documents relating to said Purchased Asset were returned to the Custodian within [***] from the date of withdrawal, (ii) said Purchased Asset was released to a Seller pursuant to a trust receipt and (iii) the Asset Value of said Purchased Assets when added to the Asset Value of all other Purchased Assets which have been similarly released to the Sellers does not exceed [***];

B.    shipped by the Custodian directly to an Approved Investor for “whole loan” purchase, or for purposes of formation of a pool supporting a Security, in either case pursuant to a bailee letter, and the full purchase price therefor has been paid pursuant to Section 4(b) (or said Purchased Asset has been returned to the Custodian) within the time limit for such bailments set forth in the “ineligible asset” section of the definition of “Asset Value”; or

D.    not previously included in a determination of Asset Value, then shipped to an investor and returned, for whatever reason, to the Custodian; and

(vi)    is a Qualified Mortgage Loan.

“Eligible Conforming High CLTV Loan” means an Eligible Conforming Mortgage Loan except that (i) the loan to value ratio may be (A) up to [***], and (B) up to [***] when taking into account an existing second mortgage, and (ii) is originated for purposes of re-financing a loan serviced by a Seller as of the Effective Date.

“Eligible Conforming Mortgage Loan” means an Eligible Asset which: (i) is either a Conforming Mortgage Loan or a Conforming Non-Owner Occupied Mortgage Loan; and (ii) is subject to an Approved Investor Commitment.

“Eligible Conforming Non-Owner Occupied Mortgage Loan” means an Eligible Asset which: (i) is a Conforming Non-Owner Occupied Mortgage Loan; and (ii) is subject to an Approved Investor Commitment.

“Eligible Down Payment Assistance Loan” means an Eligible Asset which is a Down Payment Assistance Loan that (i) has a loan to value ratio when combined with any related second mortgage loan of more than [***] but less than or equal to [***], and (ii) a loan to value ratio of [***] or less (up to [***] if, with respect to a VA or FHA Mortgage Loan, the mortgage insurance premium and/or HUD REO closing costs are included in the principal amount of such Mortgage Loan).

“Eligible Jumbo Mortgage Loan” means an Eligible Asset which: (i) is a Jumbo Mortgage Loan; (ii) meets the parameters for purchase of either (A) at least two Approved Investors identified on Schedule I as an Approved Jumbo Loan Investor or (B) a Jumbo Loan High LTV Purchaser; (iii) notwithstanding clause (ii), in the case of an Oversize Jumbo Loan, there shall be an Approved Investor Commitment specifically covering such Mortgage Loan); (iv) is made to an obligor with a FICO Score of not less than [***] (or not less than [***] if the loan has a loan to value ratio of [***] or less); and (v) has a loan to value of [***] (a [***] LTV where the Approved Investor is a Jumbo Loan High LTV Purchaser) or less.

“Eligible Single-Close CTP Mortgage Loan” means an Eligible Asset which (i) is a Single-Close CTP Mortgage Loan, (ii) has an original principal balance that does not exceed the applicable FNMA or FHLMC Guidelines, (iii) has a loan to value conforming to the applicable FNMA or FHLMC guidelines (provided that the LTV must not exceed [***] on second homes or [***] on single unit investor properties), (iv) includes a maximum [***] contingency reserve for change orders, and (v) is not a condominium, cooperative or seasonal property.

“Eligible Standalone Second Mortgage Loan” means an Eligible Asset which (i) is a Standalone Second Mortgage Loan, (ii) is made to an obligor having a FICO Score of not less than [***], (iii) for which the combined loan to value of such Mortgage Loan and the first priority Mortgage Loan on the same property does not exceed [***], and (iv) is subject to an Approved Investor Commitment.

“Eligible State Bond Loan” means an Eligible Asset which (i) is originated under the Underwriting and Acquisition Guidelines of a state bond Approved Investor or the Rural Housing Loan Program, and (ii) has a loan-to-value ratio that is not greater than [***] (up to [***] if, with respect to a VA or FHA Mortgage Loan or the Rural Housing Loan Program, the mortgage insurance premium is included in the principal amount of such Mortgage Loan).

“Eligible State Bond High CLTV Loan” means an Eligible Asset which is otherwise an Eligible State Bond Loan, where the loan-to-value ratio (taking into account all Mortgages encumbering the subject Single-family residence) is not greater than [***].

“Embargoed Person” has the meaning ascribed to such term in Section 12(ff).

“Employee Benefit Plan” shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of Borrower or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

(1) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, “golden parachute”, “rabbi trust”, or other executive compensation plan, program, contract, arrangement or practice;

(2) ERISA Plans - any “employee benefit plan” as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits;

(3) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor Law, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that is a member of any group of the organizations or which such Person is a member that are (i) described in Section 414(b) or (c) of the Code, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code.

“Eurodollar Base Rate” shall mean, with respect to any Eurodollar Transaction, a rate of interest per annum, as determined by the Agent, obtained by dividing:

(a)    the Eurodollar Benchmark Rate on the day that is two Business Days prior to the first day of the applicable Interest Period, by

(b)    a number equal to 1.00 minus the Reserve Percentage.

“Eurodollar Benchmark Rate” means, with respect to any Eurodollar Transaction for any Interest Period, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (or such successor thereto if the ICE Benchmark Administration Limited is no longer making such a rate available) appearing on the applicable Bloomberg screen (or other commercially available source as designated by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Eurodollar Benchmark Rate” with respect to such Eurodollar Transaction for such Interest Period shall be the rate at which Dollar deposits for a maturity comparable to such Interest Period of [***] are offered by the principal London office of the Person serving as Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. In no event shall the Eurodollar Benchmark Rate ever be less than zero.

“Eurodollar Rate” means, with respect to a Eurodollar Transaction for the relevant Interest Period, the sum of the Eurodollar Base Rate applicable to such Interest Period and the Pricing Spread.

“Eurodollar Transaction” means, for purposes of determining the applicable Pricing Rate, the Purchase Price for Transactions or portions thereof which a Seller has designated in a Pricing Designation to the Agent in accordance with Section 4(a)(i) or 6(b) that the Pricing Rate therefore shall be based on the Eurodollar Rate.

“Event of Default” is defined in Section 14.

“Event of Insolvency” means, for any Person:

(a)     that such Person or any Subsidiary shall have discontinued or abandoned operation of its business (unless, in the case of a Subsidiary, such business shall have been transferred to, and is being continued by, such Person or another Subsidiary of such Person);

(b)     that such Person or any Subsidiary shall (i) fail generally to, (ii) admit to the Agent or any Buyer its inability to or (iii) publicly admit in writing its inability to, pay its debts as they become due;

(c)     a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Subsidiary, or for any substantial part of its property, or for the winding-up or liquidation of its affairs and such proceeding shall not have been dismissed within sixty (60) calendar days of its filing;

(d)     that such Person or any Subsidiary shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person’s or any Subsidiary’s consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such

Person, or for any substantial part of its property, or any general assignment for the benefit of creditors;

(e)     that such Person or any Subsidiary shall become insolvent (unless, in the case of a Subsidiary, such Subsidiary’s business shall have been transferred to, and is being continued by, such Person or another Subsidiary of such Person); or

(f)     if such Person or any Subsidiary is a corporation, such Person or any Subsidiary, or any of their subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions in respect of such Person or Subsidiary set forth in the preceding clauses (a), (b), (c), (d) or (e).

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” is defined in Section 8(e).

“Expanded Guidelines Loan” means a Single-family Mortgage Loan which (i) does not satisfy the requirements of any other Asset Type but which otherwise satisfies the requirements for an Eligible Asset as set forth in the definition of “Eligible Asset” (except that it need not be a Qualified Mortgage Loan), (ii) is a first mortgage lien, (iii) is made to an obligor with a FICO Score of not less than [***], (iv) has a maximum loan to value ratio of not more than [***].

“Expenses” means all present and future expenses reasonably incurred by or on behalf of the Agent or the Buyers in connection with this Repurchase Agreement or any of the other Repurchase Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; reasonable attorneys’ fees; and costs of preparing and recording any Uniform Commercial Code financing statements or other filings necessary to perfect the security interest created hereby.

“Facility Fee” means an amount equal to the product of (x) [***] basis points [***] per annum and (y) the Maximum Purchase Price, due and payable as provided in Section 41(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“FDIA” is defined in Section 36(c).

“Federal Fund Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and as published on the next succeeding Business Day by Federal Reserve Bank of New York as the federal funds effective rate, and (b) [***].

“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA-Approved Mortgagee” means an institution that is approved by FHA to act as a servicer and mortgagee of record with respect to a Mortgage Loan insured by FHA.

“FHA Mortgage Loan” means a Mortgage Loan that is secured by a first lien on land and the Single-Family residence constructed thereon and is insured by FHA.

“FHLMC” means the Federal Home Loan Mortgage Corporation or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Home Loan Mortgage Corporation have been transferred.

“FHLMC-Approved Lender” means an institution that is approved by FHLMC to act as a lender in connection with the origination of any Mortgage Loan purchased by FHLMC.

“FICO Score” means, on any date, and with respect to an obligor under a Mortgage Note, the credit rating score for such obligor on such date calculated in accordance with the procedures of Fair, Issac and Company, Inc.

“FNMA” means Fannie Mae or any or other agency, corporation or instrumentality of the United States to which the powers and duties of Fannie Mae have been transferred.

“FNMA-Approved Lender” means an institution that is approved by FNMA to act as a lender in connection with the origination of any Mortgage Loan purchased by FNMA.

“GAAP” generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, including the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors. If at any time after the Effective Date any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Repurchase Document, and either the Majority Buyers or the Sellers shall so request, the Agent, the Buyers and the Sellers shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Majority Buyers), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Sellers shall provide to the Agent and the Buyers financial statements and other documents required under the Repurchase Documents or as reasonably requested thereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

“GAAP Carrying Value” means, with respect to any asset of Sellers, the value at which such asset is carried on the books of the Sellers in accordance with GAAP after excluding capitalized items. Any changes in the methodology used for adjusting such book value shall be subject to the prior approval of the Agent.

“Gestation Facility” means any Debt, whether accounted for as a sale or a financing, the purpose of which is to purchase or finance Mortgage Loans originated by a Seller which such Seller has identified as fully qualified for initial certification for the purpose of creating a pool of Mortgage Loans to support the issuance of a Security.

“GMC” has the meaning ascribed to such term in the introductory paragraph to this Repurchase Agreement.

“GMCLLC” has the meaning ascribed to such term in the introductory paragraph to this Repurchase Agreement.

“GMCLLC” Affiliate Loan” means the loan in the amount of [***] made by GMCLLC to [***].

“GNMA” means the Government National Mortgage Association or other agency, corporation or instrumentality of the United States as to which the powers and duties of the Governmental National Mortgage Association have been transferred.

“GNMA Security” means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued by a Seller and guaranteed as to full and timely payment of principal and interest by GNMA without regard as to whether a Seller collects any payments on such Mortgage Loans.

“Governmental Authority” means the United States, any state, county, municipality or other political subdivision thereof or any governmental authority (including any foreign governmental authority), agency, authority, department or commission (including any taxing authority) or any instrumentality of any of the foregoing (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs have correlative meanings.

“Hedging Program” means a program for hedging interest rate risks of a Seller.

“Income” means at any time and with respect to any Purchased Asset, all principal thereof then due thereon, if any, and all interest, dividends or other distributions, if any, then due thereon.

“Indemnified Party” is defined in Section 17.

“Interest Period” means with respect to any Eurodollar Transaction, the period commencing on a Business Day, as selected by the Sellers pursuant to this Agreement, and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Sellers may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“Interest Rate Protection Agreement” means, with respect to any or all of the Mortgage Loans, any short sale of U.S. Treasury Securities, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by a Seller in accordance with such Seller’s hedging policies and procedures.

“Interim Funder Category” shall mean the category of the same name on the MERS System that reflects the security interest of inter alia, mortgage warehouse lenders, in the Mortgage Loans that have been pledged by borrowers of such mortgage warehouse lender.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“Jumbo Loan High LTV Purchaser” means any Approved Investor which, with the prior written consent of the Agent, is designated on Schedule I hereto as a “Jumbo Loan High LTV Purchaser.” Any Approved Investor listed on Schedule I as a Jumbo Loan High LTV Purchaser may be eliminated as a Jumbo Loan High LTV Purchaser by written notice to a Seller from the Agent, which elimination notice shall be given only for reasonable cause or at the election of the Majority Buyers.

“Jumbo Mortgage Loan” means a Conforming Mortgage Loan except for size, but which has an original principal balance of not more than [***], or in the case of an Oversize Jumbo Loan, not more than [***].

“Key Person” means any of (i) Mary Ann McGarry, (ii) Terry Schmidt, or (iii) any two of James Madsen, Mike Rish and David Battany.

“Late Payment Fee” is defined in Section 6(a).

“Law” means any law, statute, code, ordinance, order, rule, regulation, treaty, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including any of the foregoing which relate to environmental standards or controls, energy regulations and occupational safety and health standards or controls) of any (domestic or foreign) arbitrator, court or other Governmental Authority, in each case applicable to or binding upon a Person or any of its Property or to which such Person or any of its Property is subject, including, without limitation, any such law, statute, code, ordinance, order, rule, regulation, treaty, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (or amendment thereto) enacted or promulgated after the date hereof and any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or compliance by such Person (or any corporation directly or indirectly owning or controlling such Person).

“Lead Arranger” means The Bank of New York Mellon.

“LIBOR Base Rate” shall mean, for any day, with respect to any LIBOR Transaction (or for purposes of the definition of Alternate Base Rate), a rate of interest per annum, as determined by the Agent on such day, obtained by dividing:

(a)    the LIBOR Benchmark Rate on such day, by

(b)    a number equal to 1.00 minus the Reserve Percentage.

“LIBOR Benchmark Rate” means, for any day and with respect to any LIBOR Transaction, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (or such successor thereto if the ICE Benchmark Administration Limited is no longer making such a rate available) appearing on the applicable Bloomberg screen (or other commercially available source as designated by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on such day as the rate for deposits in Dollars for a period of one month. In the event that such rate is not available at such time for any reason, then the “LIBOR Benchmark Rate” with respect to such LIBOR Transaction shall be the rate at which Dollar deposits of [***] are offered by the principal London office of the Person serving as Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on such day for a period of one month. In no event shall the LIBOR Benchmark Rate ever be less than zero.

“LIBOR Rate” shall mean for any day, the sum of the LIBOR Base Rate for such day and the Pricing Spread.

“LIBOR Transaction” means, for purposes of determining the applicable Pricing Rate, the Purchase Price for Transactions or portions thereof which a Seller has designated in a Pricing Designation to the Agent in accordance with Section 4(a)(i) or 6(b) that the Pricing Rate therefore shall be based on the LIBOR Rate.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement) and any mortgage loan repurchase obligation.

“Liquidity” means, on any date, with respect to all Sellers, the value of (i) the sum of all cash owned by each of the Sellers on such date and held by them in unrestricted domestic accounts, plus (ii) all cash representing Margin Excess under Section 5(e) which has not been distributed to the Sellers, plus (iii) the sum of the market value of all unrestricted and unencumbered marketable securities owned by each of the Sellers on such date.

“Liquidity Requirement” means the requirement that the Sellers, on any date, have Liquidity that is in the aggregate not less than the greater of (i) [***], and (ii) an amount equal to [***] of the average daily amount of the total Marginable Assets of the Sellers over the immediately prior [***] period, of which not less than [***] thereof shall consist of cash owned by the Sellers on such date that is unencumbered and held by them in unrestricted domestic accounts.

“Loss” is defined in Section 17(a).

“Majority Buyers” shall have the meaning specified in the Administration Agreement.

“Marginable Assets” means, as of any date of determination, with respect to each Seller, the sum of the balance sheet values of (a) all of such Seller’s and its consolidated Subsidiaries’ assets that are subject to financing or other arrangements that allow the counterparty to such financing make margin calls or demands if such assets decline in value, including Mortgage Loans held for sale and servicing rights, and (b) interest rate lock commitments and other financial derivative instruments (net of derivative liabilities) of such Seller and its consolidated Subsidiaries.

“Margin Deficit” is defined in Section 5(a).

“Margin Excess” is defined in Section 5(e).

“Mark-to-Market” is defined in Section 5(a).

“Material Adverse Change” means either (i) a material adverse change in (a) the business, Property, condition (financial or otherwise), results of operations, or prospects of GMCLLC, GMC and their Subsidiaries taken as a whole, or (b) the ability of any Seller to perform its obligations under the Repurchase Documents, or (ii) any change in circumstances which adversely affects the validity or enforceability of any of the Repurchase Documents or the rights or remedies of the Agent or the Buyers thereunder, provided, however that “Material Adverse Change” shall not include any diminishment of Net Worth which occurs in the ordinary course of business of GMCLLC, GMC and their Subsidiaries taken as a whole.

“Material Adverse Effect” means either (i) a material adverse effect on (a) the business, Property, condition (financial or otherwise), results of operations, or prospects of GMCLLC, GMC and their Subsidiaries taken as a whole, or (b) the ability of any Seller to perform its obligations under the Repurchase Documents, or (ii) any adverse effect on the validity or enforceability of any of the Repurchase Documents or the rights or remedies of the Agent or the Buyers thereunder, provided, however that “Material Adverse Effect” shall not include any diminishment of Net Worth which occurs in the ordinary course of business of GMCLLC, GMC and their Subsidiaries taken as a whole.

“Maximum Purchase Price” means [***]. Subject to the terms hereof, the Maximum Purchase Price may be increased in accordance with the terms of Section 4(g).

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Affiliate Agreement” shall mean that certain MERS Affiliate Agreement dated as of May 5, 2006 among MERS, GMC and Guild Financial Express, Inc., and all amendments thereto.

“MERS Mortgage Loan” means any Purchased Asset registered with MERS on the MERS System.

“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.

“Moody’s” means Moody’s Investors Service, Inc. or any successors.

“Mortgage” means a mortgage, deed of trust, security deed or similar instrument purporting to create a first lien or similar interest in real estate and improvements thereon.

“Mortgage Loan” means a loan of money evidenced by a Mortgage Note and secured by a Mortgage.

“Mortgage Note” means a note evidencing the indebtedness secured by a Mortgage.

“Mortgaged Property” means the Property securing payment of a Mortgage Loan.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereon.

“MSR” shall mean, as of any date of determination, the purchased mortgage loan servicing rights, capitalized excess mortgage loan servicing rights and originated mortgage loan servicing rights of the Sellers and their consolidated Subsidiaries on such date, included on the balance sheet of a Seller.

“Multiemployer Plan” means, with respect to any Person, a “multiemployer plan” as defined in Section 400l(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by any Seller or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Net Income” means, with respect to any Person and for any period, the net income of such Person for such period as determined in accordance with Agreement Accounting Principles.

“Net Worth” means as of any date of determination thereof, the sum of the net worth of GMC and GMCLLC and their consolidated Subsidiaries, on a consolidated basis as determined in accordance with Agreement Accounting Principles.

“Nondefaulting Party” is defined in Section 31(b).

“Non-excluded Taxes” is defined in Section 8(a).

“Nonexempt Buyer” is defined in Section 8(e).

“Non-Qualified Mortgage Loan” means a Single-family Mortgage Loan which (i) does not satisfy the requirements of any other Asset Type but which otherwise satisfies the requirements for an Eligible Asset as set forth in the definition of “Eligible Asset” (except that it is not a Qualified Mortgage Loan), (ii) is a first mortgage lien, (iii) has an original principal amount of not more than [***], (iv) has an underwritten debt-to-income ratio of [***] or less, (v) is made to an obligor who has a FICO Score of [***] or more, and (vi) is subject to an Approved Investor Commitment.

“OFAC” is defined in Section 12(ff).

“Obligations” means any amounts due and payable by the Sellers to the Agent and/or Buyers, or any of them, in connection with a Transaction, together with Price Differential and any interest (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees, expenses and other amounts which are payable or owing by the Sellers to the Agent or the Buyers, or any of them, hereunder or under any of the Repurchase Documents. For avoidance of doubt, the term “Obligations” shall include all Obligations under the Prior Repurchase Agreement.

“Operating Account” means the account referred to in Section 10(b).

“Other Taxes” is defined in Section 8(b).

“Overdraft Funds” are any funds advanced by BNY Mellon to fund a Transaction for the purchase of Purchased Assets requested by Sellers prior to the time when Sellers have submitted a Transaction Request for such funding as required under Sections 3(b)(v)(a) and 4(a)(i)(a) hereof, which funds shall only be advanced by BNY Mellon if all of the following requirements are satisfied: (a) such funding would qualify as and meet the requirements for an ordinary Transaction except that the Transaction Request for such funding was submitted after the applicable deadline set forth in the above referenced Sections (and such funding shall be deemed a Transaction under this Agreement), (b) the Transaction Request for the funding of Overdraft Funds must be received by BNY Mellon no later than 4:00 p.m. (New York City time) on the Business Day such Overdraft Funds were advanced, (c) BNY Mellon shall not have actual knowledge of the existence of a Default, and (d) after giving effect to such funding, the sum of all outstanding Transactions (including the Transactions funded by such funding) shall not exceed the Maximum Purchase Price.

“Oversize Jumbo Loans” means an Eligible Jumbo Mortgage Loan which has an original principal balance in excess of [***] but does not exceed [***].

“Patriot Act” is defined in Section 12(gg).

“Payment Date” means the last day of each month, or if such day of any month is not a Business Day, the next Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Periodic Advance Repurchase Payment” is defined in Section 6(a).

“Permitted Servicing Facilities” means, collectively, credit facilities provided by one or more commercial banks or bank syndicates in favor of either or both Sellers secured by the Sellers’ mortgage loan servicing rights.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan” means, with respect to any Person, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five years established or maintained by such Person or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post-default Rate” means a rate equal to the lesser of (x) the sum of (i) the Alternate Base Rate, (ii) the Pricing Spread and (iii) [***] percent [***], and (y) the Ceiling Rate for that day.

“Pricing Designation” means an irrevocable notice from a Seller to the Agent not later than (i) 11:00 a.m. (New York City time) on the day (which must be a Business Day) that any ABR Transaction, LIBOR Transaction or Eurodollar Transaction (or part thereof) is to be converted to or continued as a new ABR Transaction or LIBOR Transaction, and (ii) 11:00 a.m. (New York City time) at least three Business Days before the day (which must be a Business Day) that any ABR Transaction, LIBOR Transaction or Eurodollar Transaction (or part thereof) is to be converted to or continued as a Eurodollar Transaction, specifying:

(i)    the day on which an ABR Transaction, LIBOR Transaction or Eurodollar Transaction is to be converted to or continued as, as the case may be, a new ABR Transaction, LIBOR Transaction or Eurodollar Transaction,

(ii)    the aggregate amount of each such ABR Transaction, LIBOR Transaction or Eurodollar Transaction being converted or continued, as the case may be (which in the case of a Eurodollar Transaction or LIBOR Transaction must be in a minimum amount of [***], and in the case of an ABR Transaction must be in a minimum amount of [***], and

(iii)    with respect to each new Eurodollar Transaction, the Interest Period applicable thereto.

“Price Differential” means, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-default Rate) for such Transaction to the Purchase Price for such Transaction on a 360-day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by the Sellers to the Agent for the benefit of the Buyers with respect to such Transaction.)

“Pricing Rate” means:

(a)    with respect to each LIBOR Transaction for which a Seller has given the Agent prior notice in accordance with Section 4(a)(i) or 6(b), a rate per annum equal to the LIBOR Rate for such day;

(b)    with respect to each Eurodollar Transaction for which a Seller has given the Agent at least three Business Days prior notice in accordance with Section 4(a)(i) or 6(b), the Eurodollar Rate for the applicable Interest Period elected by such Seller in such notice to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Transaction based upon the Sellers’ selections under Section 4(a)(i) or 6(b) and otherwise in accordance with the terms hereof. Not more than [***] different Interest Periods may be in effect at any time and no Interest Period may end after the Termination Date;

(c)    with respect to each ABR Transaction for which a Seller has given the Agent prior notice in accordance with Section 4(a)(i) or 6(b), or if no notice of any other Pricing Rate has been given to the Agent, the ABR Rate, such rate to be adjusted simultaneously with each change in the ABR Rate; and

(d)    with respect to each Swingline Transaction, the LIBOR Rate.

Each Pricing Rate shall be computed on the basis of a year of three hundred sixty (360) days applied for the actual number of days involved. Notwithstanding anything to the contrary set forth herein, in no event shall the Pricing Rate exceed the Ceiling Rate.

With respect to any Prior Transaction which is has not been repurchased by the Sellers prior to the Effective Date, the Pricing Rate for such Transaction shall be computed as follows: (i) prior to the Effective Date, the Pricing Rate shall be that as defined under the Prior Repurchase Agreement, and (ii) on and after the Effective Date, the Pricing Rate hereunder shall apply. Each calculation by the Agent of the amount of the Pricing Rate shall be conclusive, absent manifest error.

“Pricing Spread” means, so long as no Event of Default has occurred and is then continuing, (i) with respect to each LIBOR Transaction, [***] (ii) with respect to each Eurodollar Transaction, [***], (iii) with respect to each Swingline Transaction, [***], and (iv) with respect to each ABR Transaction, [***]. On the last day of any month, if for the month then ending the average of the daily amount of the Transactions for such month was greater than or equal to [***] of the Commitments of all Buyers for such month, then for the following calendar month the Pricing Spread for each type of Transaction shall be [***]% less than the percentages set forth in the first sentence of this definition.

“Prime Rate” means a rate per annum equal to the prime rate of interest publicly announced from time to time by BNY Mellon, changing when and as said prime rate changes. The Sellers, the Buyers and the Agent acknowledge that to the extent interest is based on the Prime Rate, the Prime Rate is only one of the bases for computing interest on loans made by the Buyers, and by basing interest on the Prime Rate, the Buyers have not committed to charge, and the Sellers have not in any way bargained for, interest based on a lower or the lowest rate at which any Buyer may now or in the future make extensions of credit to other Persons.

“Prior Administration Agreement” means the Amended and Restated Administration Agreement dated as of October 25, 2018, among the Agent, the Buyers who are parties thereto and the Sellers.

“Prior Repurchase Agreement” has the meaning ascribed to such term in Section 1.

“Prohibited Person” is defined in Section 12(ff).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means the date on which Purchased Assets are transferred by Seller to the Agent for the benefit of the Buyers.

“Purchase Price” means, as the context requires, either (i) the funds to be transferred by the Agent to Seller for the purchase of particular Purchased Assets subject to a Transaction or (ii) the aggregate Asset Value of the Purchased Assets on the Purchase Date, and thereafter (except where the Agent and the Sellers agree otherwise) such aggregate amount decreased by the amount (without duplication) of any cash (other than payments of Price Differential), Income and Periodic Advance Repurchase Payments actually received by the Agent for the benefit of the Buyers pursuant to Section 6 or applied to reduce the Sellers’ obligations pursuant to Section 5(a).

“Purchase Price Percentage” means the applicable percentage set forth in the chart in the definition of “Asset Value” as the Purchase Price Percentage.

“Purchased Asset Documents” means the Required Purchased Asset Documents, the Additional Documents and any other documents related to each Purchased Asset.

“Purchased Asset File” is defined in the Custody Agreement.

“Purchased Assets” means and includes the Purchased Mortgage Loans, any Additional Purchased Assets, as, in each case, are listed in a Purchased Assets Schedule delivered to the Agent and the Custodian, and the Sellers’ interest in the other Repurchase Assets that are appurtenant to such Purchased Assets. For avoidance of doubt, the term “Purchased Assets” shall include all Purchased Assets under the Prior Repurchase Agreement.

“Purchased Assets Report” means a report delivered with each Transaction Request or upon the request of the Agent, including a Purchased Assets Schedule, setting forth information with respect to the Purchased Assets (and Mortgage Loans proposed to be the subject of a Transaction on the related Purchase Date, if applicable) in the form attached to Exhibit A (the Transaction Request form.)

“Purchased Assets Schedule” means with respect to any Transaction on any day, a schedule of Purchased Assets in computer-readable electronic medium generated by Seller and delivered to the Agent and the Custodian, which provides information (including the information set forth on Schedule C to the Custody Agreement (as the same may be amended from time to time)) relating to the Purchased Assets in a format acceptable to the Agent and the Custodian.

“Purchased Mortgage Loans” means the Mortgage Loans sold and transferred by the Sellers to the Agent (for the benefit of the Buyers) in a Transaction or Transactions.

“Qualified Mortgage Loan” means a residential mortgage loan which conforms to the requirements of a “Qualified Mortgage Loan” under the rules and regulations of the Consumer Financial Protection Bureau promulgated on January 10, 2013, as amended, supplemented, modified or revised from time to time.

“Reaffirmation of Agreements” means that certain Reaffirmation of Agreements of even date herewith among Sellers and the Agent.

“Recourse Debt” of any Person means on a consolidated basis that Person’s Debt minus liabilities relating to securitizations accounted for as financings under Financial Accounting Standards Board Standard No. 140.

“Recourse Servicing” means any servicing rights under a Servicing Agreement which obligates any Seller either to repurchase Mortgage Loans upon default by the borrower thereunder or to indemnify any party having an interest in such Mortgage Loans against any loss arising from such a default for reasons other than a breach of any representations or warranties regarding the condition of such Mortgage Loans at origination which were made by a Seller as originator of such Mortgage Loans.

“Register” is defined in Section 24.

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Regulation Z” means Regulation Z of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg. § 4043.

“Repurchase Agreement” means this Amended and Restated Master Repurchase Agreement as supplemented, amended, restated or replaced from time to time.

“Repurchase Assets” is defined in Section 9.

“Repurchase Date” means the date on which a Seller is required to repurchase the Purchased Assets subject to a Transaction from the Agent for the benefit of the Buyers on a date requested pursuant to Section 4(c) or (if earlier) on the Termination Date, including any date determined by application of the provisions of Section 4 or Section 15.

“Repurchase Documents” means this Repurchase Agreement, the Custody Agreement, each Servicer Notice, the Electronic Tracking Agreement, the Administration Agreement, the Security Agreement, the Reaffirmation of Agreements and any control agreement for the Collection Account.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from the Agent on behalf of the Buyers to a Seller upon termination of a Transaction, which will be determined in each case as the sum of the outstanding Purchase Price and the accrued and unpaid Price Differential as of the date of such determination that relates solely to the Purchased Assets that are the subject of the terminating Transaction. Whenever the Repurchase Price for less than all of the Purchased Assets is to be determined, the Repurchase Price will only include unpaid Price Differential then outstanding that relates solely to the Purchased Assets that are the subject of the terminating Transaction.

“Repurchase Request” means a written request from Seller to the Agent and the Custodian, substantially in the form of Exhibit G, to repurchase a Purchased Asset.

“Required Purchased Asset Documents” means the documents (including the promissory note, if any) for each Purchased Asset that are required by the Custody Agreement to be delivered to the Custodian.

“Requirement of Law” means as to any Person, any Law (whether now in effect or hereafter enacted or promulgated) that is binding upon such Person or any material portion of its Property or to which such Person or any material portion of its Property is subject. The term “Requirement of Law” shall include (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and (iii) ERISA, Anti-Corruption Laws, Anti-Terrorism Laws, Bankruptcy Laws, and the Patriot Act), and any amendments, modification, extensions, replacements or supplements thereto.

“Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). The applicable Eurodollar Base Rate or the applicable LIBOR Base Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

“Residential Mortgage Loan” means a Single-family Mortgage Loan.

“Rural Housing Loan Program” means the Rural Development Single Family Housing Loan Program administered by the USDA.

“S&P” means Standard & Poor’s Ratings Service (a division of The McGraw Hill Companies) or any successor.

“Sanctions Laws and Regulations” means any sanctions, prohibitions or requirements imposed, administered or enforced from time to time by the U.S. government (including, without limitation, Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority, including those administered by OFAC; any laws, rules and regulations regarding such sanctions, prohibitions or requirements; and any applicable anti-money laundering and anti-terrorism financing laws, rules or regulations.

“Sanctioned Country” means at any time, a country or territory which is the subject or target of any Sanctions Laws and Regulations. “SEC” means the Securities and Exchange Commission.

“Security or Securities” means any FHLMC Security, FNMA Security or GNMA Security.

“SIPA” or “Securities Investor Protection Act of 1970” as such term is defined in Section 37(a).

“Section 4402” is defined in Section 31.

“Seller” means collectively, and jointly and severally, GMC and GMCLLC.

“Servicer” means GMC, GMCLLC, another Person retained by a Seller to service the relevant Mortgage Loans or any Seller if such Seller itself services the relevant Mortgage Loans.

“Servicer Instruction Letter” means a letter executed by the Sellers in the form of Exhibit I.

“Servicer Notice” means the notice acknowledged by the Servicer (when a Seller is not the Servicer) substantially in the form of Exhibit H.

“Servicing Agreement” means a servicing agreement between a Seller and Servicer, if any, as the same may be amended from time to time.

“Servicing Portfolio” means all Mortgage Loans then being serviced by GMC and GMCLLC either for their own account with respect to Purchased Assets or for others under Servicing Agreements (excluding Subservicing Agreements)

“Settlement Account” means the Sellers’ non-interest bearing demand checking account no. [***] to be maintained with the Agent and to be used for (a) the Agent’s deposits of the Purchase Prices for purchases of Purchased Assets from the Sellers; (b) the Agent’s deposits of Repurchase Price payments received from Seller or for Seller’s account, (c) the Agent’s distribution to the Buyers of the Repurchase Price payments received in accordance with Section 4.1 of the Administration Agreement and (d) only if and when (i) no Default has occurred unless it has been either cured by the Sellers or waived in writing by the Agent and (ii) no Event of Default has occurred unless the Agent has declared in writing that it has been cured or waived, the Agent’s transfer to the Operating Account of proceeds in excess of the Repurchase Price of transfers of Purchased Assets to an Approved Investor. The Settlement Account is (and shall continuously be) part of the Repurchase Assets. The Settlement Account shall be subject to setoff by the Agent for the benefit of the Agent and any Buyer against any of the outstanding Obligations. The Settlement Account shall be an Agent-controlled account from which the Sellers shall have no right to directly withdraw funds, but instead such funds may be withdrawn or paid out only against the order of the Agent or it designee, although under the circumstances described in clause (d) of the first sentence of this definition and subject to the conditions specified in that clause, the Agent shall use diligent and reasonable efforts to cause proceeds of Purchased Assets received from an Approved Investor in excess of the Repurchase Price therefor (if there are any such excess proceeds) that are received as therein described and that are deposited to the Settlement Account before 3:00 PM (New York City time) on a Business Day to be transferred to the Operating Account on that same Business Day, and will cause such excess proceeds (if any) received after that time to be transferred to the Operating Account no later than the next Business Day.

“Single-Employer Plan” means a single-employer plan as defined in Section 4001(a)(l5) Of ERISA which is subject to the provisions of Title IV of ERISA.

“Single-family” is a preface that means that a Mortgage Loan is secured by a Mortgage covering, or the property that is the subject of a Mortgage is real property improved by, a one-, two-, three- or four-family residence.

“Single-Close CTP Mortgage Loan” means a first priority Single-family Mortgage Loan which is single-close construction-to-permanent loan eligible for sale to FNMA or FHLMC at funding and administered by a construction loan administrator approved by FNMA or FHLMC and acceptable to the Agent.

“Standalone Second Mortgage Loan’’ means a Single-family Mortgage Loan which is a second priority mortgage subject only to the lien of a first priority Mortgage Loan on the same property.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Except as specifically noted on Schedule II, all Subsidiaries of GMCLLC as of the Agreement Date are listed on Schedule II.

“Substantial Portion” means, with respect to the Property of a Seller and its Subsidiaries, Property which (i) represents more than [***] of the consolidated assets of such Seller and its Subsidiaries as would be shown in the consolidated financial statements of such Seller and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than [***] of the consolidated net sales or of the consolidated Net Income of such Seller and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

“Supplemental Facility” means a committed or uncommitted residential mortgage funding facility (which includes a warehouse line of credit, repurchase facility and off-balance sheet funding facility), other than this Repurchase Agreement, in favor of one or more of the Sellers for the origination of one or more Asset Types.

“Swingline Transaction” has the meaning ascribed to such term in the Administration Agreement.

“Tangible Net Worth” means Net Worth less (i) the sum of any other assets of the Sellers and any of their consolidated Subsidiaries which would be treated as intangibles under Agreement Accounting Principles (other than capitalized servicing rights) including, without limitation, any write-up of assets, good-will, research and development costs, trade-marks, trade names, service marks, copyrights, patents and unamortized debt discount and (ii) expenses and loans or other extensions of credit to officers, employees or Affiliates of any of the Sellers or of any of their consolidated Subsidiaries other than Mortgage Loans made to such Persons in the ordinary course of business (excluding any loans or extensions of credit to Subsidiaries). The Sellers acknowledge that in determining Tangible Net Worth under this Repurchase Agreement, the GMCLLC Affiliate Loan shall not be included in the “loans or extensions of credit to officers, employees or Affiliates” described in clause (ii) of this definition.

“Tax Treatment Certificate” is defined in Section 8(e)(ii).

“Taxes” is defined in Section 8(a).

“Termination Date” means October 22, 2020 or the date when a Termination Event occurs, whichever is earlier.

“Termination Event” means and includes a Change of Control, a Change in Executive Management, the termination date specified by the Sellers in accordance with Section 7(e), the occurrence and continuance of an Event of Default and the election of the Agent (at its option or upon the request of the Majority Buyers) to declare a Termination Event by reason thereof, or the written agreement of the Sellers, the Agent and the Majority Buyers to terminate this Repurchase Agreement.

“Total Liabilities” means, on any date, all liabilities of the Sellers and their Subsidiaries on such date as, in accordance with GAAP, are reflected on each Seller’s consolidated balance sheet.

“Transaction” is defined in Section 1. For avoidance or doubt, the term “Transaction” shall include all Transactions under the Prior Repurchase Agreement.

“Transaction Request” means a request from a Seller to the Agent, substantially in the form of Exhibit A. to enter into a Transaction.

“Underwriting and Acquisition Guidelines” means and includes the Mortgage Loan Underwriting and Acquisition Guidelines and due diligence manual for Mortgage Loans for Seller and its Affiliates, a copy of which is attached as Exhibit D, as they may be supplemented, amended or restated from time to time by the Sellers, with notification of all material changes and copies of changed pages to be given to the Agent promptly after such changes are made.

“Uniform Commercial Code” and “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“USDA” means the United States Department of Agriculture.

“USDA-Approved Lender’’ means an institution that is approved by USDA to act as a lender in connection with the origination of any Mortgage Loan originated under the Rural Housing Loan Program.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor, and includes the Secretary of Veterans Affairs.

“VA-Approved Lender” means an institution that is approved by the VA to act as a lender in connection with the origination of any Mortgage Loan guaranteed by the VA.

‘

“Wet Loan” means a Purchased Mortgage Loan (whether a Seller originated it or acquired it from an Affiliate or a third party):

(a)        that would qualify without exception as an Eligible Asset except that one or more of its Required Purchased Asset Documents has not been delivered to the Custodian so as to satisfy all requirements to permit such Seller to sell it pursuant to this Repurchase Agreement without restriction;

(b)        that such Seller reasonably expects to fully qualify as an Eligible Asset when the Required Purchased Asset Documents have been delivered to the Custodian;

(c)        as to which such Seller actually and reasonably expects that such full qualification can and will be achieved on or before [***] after a Transaction that includes that Purchased Mortgage Loan (and such Seller hereby agrees to take such steps as are reasonably necessary to ensure it achieves full qualification as an Eligible Asset); and

(d)        for which such Seller has delivered to the Agent and the Custodian a copy of a dated summary schedule (by fax or electronic transmission on or before the date of the related Transaction) duly executed by an authorized representative and in form acceptable to the Agent, (1) listing the Wet Loans subject to Transactions (i) by Seller loan number and showing for each (ii) the Customer name, (iii) the loan date (or, if it has not yet closed, its scheduled closing date), (iv) the original loan amount and (v) the loan interest rate, (2) certifying that, for each such Purchased Mortgage Loan, the Purchased Asset Documents have been executed and delivered by all appropriate Persons and such Purchased Mortgage Loan has been originated, closed, funded and (if applicable) conveyed to such Seller and (3) certifying that (x) the Purchased Asset Documents and other closing documentation for such Mortgage Loan are in the possession of (i) its closer or authorized agent or (ii) such Seller, or (y) such file has been shipped and is in transit to the Custodian or to Seller (who will ship such file to the Custodian promptly after reviewing it to confirm that it is correct and complete) — submission to the Agent of each summary schedule shall be deemed to constitute a certification by the officer executing it as stated in clauses (2) and (3) above, whether or not such certifications are actually recited in such summary schedule).

Each Purchased Mortgage Loan that satisfies the foregoing requirements shall be an Eligible Asset subject to the condition subsequent of physical delivery of its Mortgage Note (if any), Mortgage and all other Required Purchased Asset Documents to the Custodian within [***] after execution of the related Transaction. Each Wet Loan that a Seller requests be purchased in a Transaction shall be irrevocably deemed purchased by the Agent and shall automatically become a Purchased Mortgage Loan effective on the date of the related Transaction, and such Seller shall take all steps necessary or appropriate to cause the delivery of such Wet Loan and its Required Purchased Asset Documents to the Custodian to be completed in all respects, including causing the original promissory note evidencing such Mortgage Loan to be physically delivered to the Custodian within [***] after the execution of the Transaction and,if requested by the Agent, to give written notice to any Person in possession of the Required Purchased Asset Documents for such Purchased Mortgage Loan that it has been purchased by the Agent. Upon delivery to the Custodian of the Required Purchased Asset

Documents relative to a Wet Loan, such Mortgage Loan shall no longer be subject to this Repurchase Agreement’s limitations applicable to Wet Loans.

Section 3.        Conditions Precedent.

(a)        Conditions Precedent to Initial Transaction.     The Agent’s obligation to enter into the initial Transaction hereunder, for the benefit of the Buyers, is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that the Agent shall have received from such Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to the Agent, Buyers and their counsel in form and substance:

(i)        Documents.     This Repurchase Agreement, an Amended and Restated Administration Agreement and a Reaffirmation of Agreements shall be duly executed by the parties thereto and delivered to the Agent.

(ii)        Opinions of Counsel.     An opinion or opinions of counsel to the Sellers, substantially in the forms of Exhibit B.

(iii)        Organizational Documents.     A certificate of existence of each of the Sellers delivered to the Agent prior to the Effective Date (or if unavailable, as soon as available thereafter) and an officer’s certificate substantially in the form of Exhibit E including certified copies of the charter or articles of incorporation or formation, by-laws or operating agreement, as applicable, resolutions (or equivalent documents) and officers’ incumbency certificate of each Seller and of all corporate or limited liability company authority of each Seller’s officers, general partner or other authority for each Seller with respect to the execution, delivery and performance of the Repurchase Documents and each other document to be delivered by the Sellers from time to time in connection herewith.

(iv)        Good Standing.     A certificate of “good standing” from the Secretary of State of each State in which each Seller is organized or is qualified to do business, dated not more than 30 days prior to the date of this Repurchase Agreement.

(v)        Security Interest.     Evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the Agent’s and Buyers’ interest in the Purchased Assets and other Repurchase Assets have been taken, including UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(vi)        Underwriting and Acquisition Guidelines.     A true and correct copy of the Underwriting and Acquisition Guidelines to be attached as Exhibit D.

(vii)        Tax Identification Number.     Each Seller’s federal tax identification number, to be listed on Exhibit C.

(viii)        Bonds and Insurance.     A copy of each Seller’s fidelity bond and policy of insurance containing errors and omissions coverage and such other insurance as the Agent shall require, each of which policies, where applicable, shall be in such form, with such companies, in such amounts and with such deductibles as are in accordance with all FNMA, FHLMC and GNMA requirements and reasonably satisfactory to the Agent.

(ix)        Onsite Agency Review Reports.     A copy of the “on-site review report,” “limited review report” or “audit report,” as the case may be, prepared by HUD, FNMA and FHLMC in respect of each Seller and its operations most recently received by such Seller as of the Effective Date.

(x)        Other Documents.     Such other documents as the Agent may reasonably request, in form and substance reasonably acceptable to the Agent.

(b)        Conditions Precedent to all Transactions.     The Agent’s obligation to enter into each Transaction, for the benefit of Buyers, is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto:

(i)        No Default.     No Default or Event of Default shall have occurred and be continuing under the Repurchase Documents.

(ii)        Accounts.     The Sellers shall have continued to maintain at BNY Mellon the Operating Account, Collection Account and Settlement Account.

(iii)        Asset Values Equal or Exceed Repurchase Price.     After giving effect to the requested Transaction, the Asset Values of all Purchased Assets that have not been repurchased equal or exceed the aggregate Repurchase Price (after deducting therefrom any accrued but unpaid Price Differential) for all outstanding Transactions, and the amount requested in such Transaction does not exceed the Available Purchase Price.

(iv)        Representations True.     Both immediately prior to the Transaction and also after giving effect thereto, the representations and warranties made by Seller in Section 12, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(v)        Transaction Forms Delivered.     Seller shall have delivered to the Agent and the Custodian (a) a Transaction Request, (b) a Purchased Assets Schedule and (c) a Purchased Assets Report not later than (i) 11:00 a.m. (New York City time) on the proposed Purchase Date in the case of ABR Transactions or LIBOR Transactions, (ii) 4:00 p.m. (New York City time) on the proposed Purchase Date in the case of each Swingline Transaction, and (iii) 11:00 a.m. (New York City time) three Business Days prior to the proposed Purchase Date in the case of each Eurodollar Transaction. (During any period that the Custodian is BNY Mellon or an Affiliate of BNY Mellon, the delivery of the foregoing Transaction forms to the Custodian as required by this Repurchase Agreement shall be deemed delivery to the Agent as well.)

(vi)        Files and Schedules Delivered to Custodian.     The Sellers shall have delivered to the Custodian (A) the Purchased Asset File with respect to each Purchased Asset (other than a Wet Loan) and (B) the Purchased Assets Schedule.

(vii)        Wet Loans’ Purchased Asset Files.     For each Wet Loan, on the [***] following the applicable Purchase Date and in accordance with the terms of the Custody Agreement, the Sellers shall deliver to the Custodian the Purchased Asset File.

(viii)        No Material Adverse Change.     As of the date of such Transaction, no Material Adverse Change shall have occurred since December 31, 2018.

(ix)        Electronic Tracking Agreement.     To the extent any Seller is selling Mortgage Loans which are registered on the MERS System, the Agent or Custodian shall be in possession of an Electronic Tracking Agreement entered into, duly executed and delivered by MERS, such Seller and the Agent and being in full force and effect, free of any modification, breach or waiver.

(x)        Amendments to Organizational Documents.     If there has been any amendment to any Seller’s organizational documents or the organizational documents of any equity owner of any Seller, a true and correct copy of such amendment(s) shall have been delivered by Seller to the Agent.

(xi)        Transaction Request is Certification.     Each Transaction Request delivered by a Seller hereunder shall constitute a certification by such Seller that all the conditions set forth in this Section 3 have been satisfied (both as of the date of such notice or request and as of the date of such purchase).

(xii)        Updated Opinions.     Upon request, the Agent shall have received from outside counsel to the Sellers an updated favorable opinion or opinions, in form and substance satisfactory to the Agent, covering and updating such matters that were originally addressed in the initial opinion issued.

Section 4.        Initiation; Termination.

(a)        Transaction Requests.     The following conditions and requirements shall apply with respect to any request for a Transaction:

(i)        Sellers shall have delivered to the Agent (by fax (or by any electronic means acceptable to the Agent) to the Agent (a) a Transaction Request, (b) a Purchased Assets Schedule and (c) a Purchased Assets Report not later than

(i) 11:00 a.m. (New York City time) on the proposed Purchase Date in the case of ABR Transactions or LIBOR Transactions, (ii) 4:00 p.m. (New York City time) on the proposed Purchase Date in the case of each Swingline Transaction, and (iii) 11:00 a.m. (New York City time) three Business Days prior to the proposed Purchase Date in the case of each Eurodollar Transaction.

(ii)        In no event shall a Transaction be entered into when the Repurchase Date for such Transaction would be later than the Termination Date.

(iii)        Except as to Wet Loans, the Sellers shall deliver (or cause to be delivered) to the Custodian the Purchased Asset File pertaining to each Eligible Asset in accordance with the terms of the Custody Agreement.

(iv)        Subject to the provisions of this Section 4, the Purchase Prices for the Purchased Assets subject to such Transaction will then be made available to a Seller by the Agent’s (on behalf of the Buyers) wire transferring immediately available funds in the aggregate amount of such Purchase Prices.

(b)        Sales of Purchased Assets to Approved Investors.     The Custodian may ship Purchased Asset Files to an Approved Investor (or its trustee or documents custodian, which may be the Custodian) under cover of a suitable bailee letter (or, if the Custodian is also documents custodian for the Approved Investor, such custodian shall deliver a suitable bailee letter to the Agent) prior to the related Assets’ repurchase by Seller and purchase by such Approved Investor. The proceeds of the sale or other disposition of Purchased Assets must be paid directly by the Approved Investor to the Settlement Account, or only if the affected Purchased Assets are being securitized, paid to a third party disbursement agent who is obligated pursuant to written agreement to receive and disburse to the Agent (for the benefit of Buyers) the cash amount (which shall be equal to the Repurchase Price for such Purchased Assets) specified in a conditional (as hereinafter provided) release and relinquishment agreement executed by the Agent that conditions such release and relinquishment of the Agent’s interests in such Purchased Assets on payment of such specified amount to the Agent (for the benefit of Buyers.) Seller must give notice to Agent in an electronic format acceptable to Agent of the Purchased Assets for which proceeds have been received from either the purchasing Approved Investor or such third party disbursement agent (to enable Seller to reconcile payments received with Purchased Assets sold.) Upon receipt of Seller’s Notice, Agent will apply any proceeds deposited into the Settlement Account to the Repurchase Price of the Purchased Assets identified by Seller in its Notice, and those Purchased Assets will be deemed and considered to have been repurchased by such Seller immediately prior to such purchase by the Approved Investor. The Agent and the Buyers are entitled to rely upon Seller’s affirmation that deposits in the Settlement Account represent payments from Approved Investors (whether paid directly or by a third party disbursement agent) for the purchase of the Purchased Assets specified by Seller in its Notice. If the payment from an Approved Investor or disbursing agent for the purchase of Purchased Assets is less than the Repurchase Price for the Purchased Assets identified by Seller in its Notice, Seller must pay to Agent, and Seller authorizes Agent to charge the Operating Account for, an amount equal to that deficiency. Overdraft Funds advanced by BNY Mellon on any Business Day for Purchased Assets shall be repaid by Sellers the same Business Day from the funding of a Swing Line Transaction or regular Transaction for such Purchased Assets as provided in

Sections 3.2 and 3.3, respectively, of the Administration Agreement. Provided that no Default or Event of Default exists, Agent will pay over to Seller by depositing into the Operating Account the excess amount (if any) paid by an Approved Investor (either directly or through such a third party disbursement agent) for Purchased Assets over the sum of the Repurchase Price for those Assets, provided that any Overdraft Funds which have not been repaid as aforesaid shall first be repaid from such excess by the Agent’s crediting the applicable account of BNY Mellon and thereafter such excess net of such payment shall be deposited into the Operating Account. To the extent that any Overdraft Funds are not so repaid, following an Event of Default, then such Overdraft Funds shall be repaid pursuant to Section 15(a). In the event that a repurchase described in this Section occurs on a date other than a Payment Date, the Agent may elect to defer Seller’s payment of the accrued Price Differential in respect of the Purchased Assets so repurchased until the next Payment Date.

(c)        Redemptions.     The Sellers may repurchase Purchased Assets without penalty or premium (whether for release and retransfer to Seller or for transfer to another one of Seller’s warehousing or repurchase facilities permitted pursuant to this Repurchase Agreement), subject to the last sentence of this Section 4(c), on any date. The Repurchase Price payable for the repurchase of any such Purchased Asset shall be reduced as provided in Section 6(i). If the Sellers intend to make such a repurchase, then by 1:00 p.m. (New York City time) on the requested Repurchase Date (which must be a Business Day) Seller shall both (i) deliver to the Agent a Repurchase Request, substantially in the form of Exhibit G, and (ii) either (x) remit to the Agent in collected funds the Repurchase Price for the Purchased Asset(s) to be redeemed or (y) request shipment of Purchased Asset Files for such Purchased Assets to the other lender or repo counterparty and provide the contact information and address to which they are to be shipped under cover of an appropriate bailee letter (or if the Custodian is also documents custodian for such other lender or repo counterparty, have such custodian deliver to the Agent an appropriate bailee letter in form and substance acceptable to the Agent.) The amounts set forth on the Repurchase Request shall be applied to the Repurchase Price for the designated Purchased Assets. In the event that a repurchase described in this Section occurs on a date other than a Payment Date, the Agent may elect to defer Seller’s payment of the accrued Price Differential in respect of the Purchased Assets so repurchased until the next Payment Date.

(d)        All Repurchases.     On the Repurchase Date, termination of the Transaction will be effected by reassignment to Seller or its designee of any Purchased Assets being redeemed against the simultaneous transfer of the Repurchase Price (other than accrued Price Differential if the Agent has elected to defer payment thereof to the next Payment Date) to an account of the Agent for the benefit of the Buyers. The Sellers are obligated to obtain the Purchased Asset Files from the Custodian at the Sellers’ expense on the Repurchase Date.

(e)        Delivery of Additional Mortgage Loans.     From time to time the Sellers may deliver Eligible Assets to the Agent without entering into a new transaction, and such Eligible Assets shall be treated as Purchased Assets subject to the existing Transactions, as if delivered in the immediately preceding Transaction.

(f)        Revaluation of Purchased Assets.     Agent reserves the right, but shall have no obligation, to revalue any Purchased Asset to its market value, as determined by the Agent (in cooperation with the Custodian), based upon whole loan prices currently available, whereupon the Asset Value of such Purchased Asset shall be the lesser of (x) its Asset Value as determined in accordance with the definition of that term, without regard to the provisions of this Section 4(f), and (y) the applicable Purchase Price Percentage times such market value. If any such revaluation results in a Margin Deficit, Seller shall pay it in accordance with the requirements of Section 5(a).

(g)        Increase in Maximum Purchase Price.     By written notice to the Agent before the Termination Date, the Sellers may request an increase to the existing Maximum Purchase Price to an amount up to [***]. No such request shall be made following the occurrence and during the continuance of a Default or Event of Default. The Agent’s obligations with respect to such notice and the participation by one or more Buyers, at their option, in such increase will be governed by the terms of the Administration Agreement.

Section 5.        Margin Amount Maintenance.

(a)        If at any time the aggregate Asset Value of all Purchased Assets subject to all outstanding Transactions is less than the aggregate Repurchase Price for all such Transactions (a “Margin Deficit”), then the Agent shall by notice to the Sellers (as such notice is more particularly set forth below, a “Mark-to-Market”), require the Sellers to transfer to the Custodian or other designee of the Agent, for the benefit of Buyers, cash or Eligible Assets approved by the Agent in its sole discretion (“Additional Purchased Assets”) so that the aggregate Asset Value of the Purchased Assets, including any such Additional Purchased Assets or cash, will thereupon equal or exceed the aggregate Repurchase Price for all Transactions. For purposes of the calculation of the Mark-to-Market, the Agent will exclude accrued and unpaid Price Differential that is otherwise included in the aggregate Repurchase Price (which, if so excluded, will be due on the next Payment Date). If the Agent delivers a Mark-to-Market to Seller at or before 4:00 p.m. (New York City time) on any Business Day, then the Sellers shall transfer cash or Additional Purchased Assets to the Custodian or other designee of the Agent, for the benefit of Buyers, on the next Business Day after the Business Day on which a Mark-to-Market is delivered to the Sellers. If the Agent delivers a Mark-to-Market to Seller after 4:00 p.m. (New York City time) on any Business Day, the Sellers shall be required to transfer cash or Additional Purchased Assets on the second Business Day thereafter.

(b)        The Agent’s election, in its sole and absolute discretion, not to make a Mark-to-Market at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Mark-to-Market at any time a Margin Deficit exists.

(c)        Any cash transferred to the Agent pursuant to Section 5(a) above shall be credited to the Repurchase Price of the related Transactions.

(d)        On any day, the aggregate amount of Transactions outstanding under the Repurchase Agreement shall in no event exceed the Maximum Purchase Price. If notice is given at or before 10:00 a.m. (New York City time), then by 2:00 p.m. on that same Business Day (or if notice is given after 10:00 a.m., then by 2:00 p.m. on the next Business Day) the Sellers shall repurchase enough Purchased Assets that the Repurchase Price equals or is less than the Maximum Purchase Price.

(e)        On any day on which the aggregate Asset Value of the Purchased Assets subject to Transactions exceeds the then outstanding aggregate Repurchase Price of all Transactions (a “Margin Excess”), provided that no Default or Event of Default has occurred and is continuing or would exist after such action by the Agent, the Agent, upon receipt of written request from Seller, shall remit cash or release Purchased Assets to Seller, as requested by the Sellers, in either case in an amount equal to the lesser of (i) the amount requested by the Sellers and (ii) such Margin Excess. To the extent that the Agent remits cash to the Sellers, such cash shall be additional Purchase Price with respect to the Transactions (but any such additional Purchase Price paid pursuant to this Section 5(e) shall not be included in the Repurchase Price for any Purchased Assets and no Price Differential shall accrue on any such additional Purchase Price paid pursuant to this Section 5(e)). Any request received by the Agent after 11:30 a.m. (New York City time) shall be remitted by the Agent on the next Business Day.

(f)        The Agent shall not be obligated to remit an amount or release Purchased Assets requested pursuant to a request for Margin Excess which (i) Agent determines is based on erroneous information or would result in a Transaction other than in accordance with the terms of this Repurchase Agreement; (ii) does not reflect the current determination of Asset Value as provided in the definition thereof; (iii) exceeds the Available Purchase Price or (iv) would result in any Buyer’s Available Commitment being exceeded.

Section 6.        Periodic Advance Repurchase Payments: Income.

(a)        Notwithstanding that the Agent, the Buyers and the Sellers intend that the Transactions hereunder be sales to the Agent for the benefit of the Buyers of the Purchased Assets, the Sellers shall pay to the Agent for the benefit of the Buyers on each Payment Date (i) the accrued and unpaid Price Differential and (ii) the amount of any unpaid Margin Deficit (each such payment of Margin Deficit, a “Periodic Advance Repurchase Payment”). Notwithstanding the preceding sentence, if the Sellers fail to pay all or part of any Periodic Advance Repurchase Payment due by 1:00 p.m. (New York City time on any Payment Date or the date that is two (2) Business Days after the Sellers’ receipt of notice from the Agent that such Periodic Advance Repurchase Payment has become due, whichever is earlier, the Pricing Rate shall be equal to the Post-default Rate until the Periodic Advance Repurchase Payment is received in full by the Agent (any such amounts in excess of the standard Price Differential, the “Late Payment Fee”). Any payment received after 1:00 p.m. (New York City time shall be deemed to have been received by the Agent on the next Business Day.

(b)        The Pricing Rate applicable to the Purchase Price for one or more Transactions or portions thereof may be initially set forth in a Transaction Request. Any ABR Transaction, Eurodollar Transaction or LlBOR Transaction shall continue as an ABR Transaction, Eurodollar Transaction or LIBOR Transaction, respectively, until (i) with respect to Eurodollar Transactions the Interest Period with respect thereto ends, and (ii) with respect to an ABR Transaction or LIBOR Transaction, the Agent receives a Pricing Designation notifying the Agent of a change in the applicable Pricing Rate. At the end of an Interest Period with respect to any Eurodollar Transaction, such Eurodollar Transaction shall be automatically converted into an ABR Transaction unless a Seller shall have given the Agent a new Pricing Designation establishing a new Pricing Rate with respect to the Purchase Price amounts previously subject to such Eurodollar Transaction. A Seller must give the Agent a Pricing Designation not later than

(i) 11:00 a.m. on the date that a Pricing Designation is to take effect in the case of a requested ABR Transactions or LIBOR Transactions, and (ii) 11:00 a.m. at least three Business Days prior to the date that a Pricing Designation is to take effect in the case of a requested Eurodollar Transaction. Each Pricing Designation shall be irrevocable.

(c)        Notwithstanding the provisions of Section 6(b), a Seller and any individual Buyer (a “Buy-Down Buyer”) may notify the Agent in writing that such Seller and such Buy-Down Buyer have entered into a Buy-Down Agreement with respect to all (or any part of, as designated in such notice) LIBOR Transactions from time to time outstanding and held by such Buy-Down Buyer, and, that, pursuant to said Buy-Down Agreement, the Pricing Rate applicable to such LIBOR Transactions during any calculation period shall be the Buy-Down Rate (or such other rate as the Buy-Down Buyer and the Sellers may agree to under the Buy-Down Agreement) and shall be based on the assumption that such Seller shall maintain sufficient Available Deposits with such Buy-Down Buyer. The Agent shall (until otherwise notified by such Seller and such Buy-Down Buyer to the contrary) compute each Pricing Differential payable pursuant to Section 6(a) consistently with the provisions of this Section 6(c). The Agent shall have no obligation to verify the amount of any Available Deposits supporting such pricing. Such Seller shall pay all deficiency fees or other amounts payable under its Buy-Down Agreement with each Buy-Down Buyer directly to such Buy-Down Buyer within [***] calendar days of receipt of a billing statement from such Buy-Down Buyer and all such amounts shall be deemed to be Obligations hereunder.

(d)        Before the occurrence of any Event of Default, the Sellers (or their Servicer) shall collect all Income and properly allocate all such Income from the Purchased Assets to the Purchased Assets in its consolidated books and records.

(e)        After the occurrence of an Event of Default, the Sellers shall hold all Income then in its hands or in the hands of any Servicer, and all Income thereafter received by either, in trust for the Agent (for the benefit of Buyers), all such Income shall constitute the property of the Agent (for the benefit of Buyers) and shall not be commingled with other property of the Sellers or any Affiliate of any Seller, and the Sellers shall transfer all such Income from Sellers’ master clearing account to the Collection Account with the Agent within [***] Business Days after receipt. Funds deposited in the Collection Account during any month shall be held therein, in trust for the Agent for the benefit of the Buyers, until the next Payment Date.

(f)        With respect to each Payment Date on or after the occurrence of an Event of Default, funds on deposit in the Collection Account shall be applied as follows:

(i)        first, to the payment of all costs and fees (including Late Payment Fees) payable by the Sellers pursuant to this Repurchase Agreement;

(ii)        second, to the Agent for the benefit of Buyers in payment of any accrued and unpaid Price Differential;

(iii)        third, without limiting the rights of the Agent under Section 5, to the Agent for the benefit of the Buyers, in the amount of any unpaid Margin Deficit; and

(iv)        the balance shall be retained in the Collection Account and applied as provided above on the next Payment Date unless the Agent has declared in writing that any and all Events of Default have been cured or waived, in which case the balance shall be paid to Sellers.

(g)        If and to the extent any payment is not made when due under this Repurchase Agreement or any of the other Repurchase Documents, the Sellers authorize the Agent for the benefit of the Buyers to charge any amounts so due and unpaid against any or all of the Sellers’ accounts with the Agent or any Buyer; provided that such right to charge the Sellers’ accounts shall not apply to (i) any deposit of escrow monies being held on behalf of the mortgagors under Purchased Assets or on behalf of other third Persons that are not Affiliates of Seller, (ii) securities issued by any Seller or any Affiliate of a Seller for which the Agent or such Buyer is acting as underwriter or placement agent, (iii) investment assets that are held by the Agent or such Buyer acting as securities intermediary for a Seller but that are not Purchased Assets or (iv) any assets of a special purpose entity formed by a Seller to hold real estate or to issue asset-backed securities and that are held in an account designated in writing as such when the account was established. The Agent agrees to use reasonable efforts to promptly advise the Sellers of any charge made pursuant to this Section 6(g), but its failure to do so will not affect the validity or collectability of such charge.

(h)        Any funds from an Approved Investor’s purchase of a Purchased Asset shall be sent to the Settlement Account and the Agent shall promptly (i) apply any funds to that Purchased Asset’s Repurchase Price and, unless a Default or an Event of Default shall have occurred and be continuing, (ii) transfer any funds in excess of such Repurchase Price to the Operating Account.

(i)        The Agent shall offset against the Repurchase Price of each such Transaction all Income (if any) and Periodic Advance Repurchase Payments (if any) actually received by the Agent pursuant to Section 6(a), excluding any Late Payment Fees paid pursuant to Section 6(a).

Section 7.         Requirements of Law; Indemnification.

(a)        If any Requirement of Law (other than with respect to that Buyer, any amendment made to the Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by any Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)        shall subject the Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Repurchase Agreement or any Transaction or change the basis of taxation of payments to the Buyer in respect thereof;

(ii)        shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of the Buyer which is not otherwise included in the determination of LIBOR or Eurodollar Rate herein; or

(iii)        shall impose on the Buyer any other condition;

and the result of any of the foregoing is to increase the cost to the Buyer, by an amount which the Buyer reasonably deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Sellers shall promptly pay the Buyer such additional amount or amounts as calculated by the Buyer in good faith as will compensate the Buyer for such increased cost or reduced amount receivable equal to such increased costs or additional amounts reasonably determined by the Buyer. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, shall in each case be deemed to be a basis for compensation under this Section 7(a), regardless of the date enacted, adopted, issued or implemented.

(b)        If any Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to that Buyer, any amendment made to the Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Buyer or any corporation controlling the Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which the Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by the Buyer to be material, then from time to time, the Sellers shall promptly pay to the Buyer such additional amount or amounts as will compensate the Buyer for such reduction. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, shall in each case be deemed to be a basis for compensation under this Section 7(b), regardless of the date enacted, adopted, issued or implemented.

(c)        Notwithstanding anything contained herein to the contrary, if a Eurodollar Transaction shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repurchase of a Eurodollar Transaction is made by the Sellers for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the

Sellers agree to indemnify the Agent and the Buyers against, and to pay on demand directly to the Agent and the Buyers the amount (as reasonably determined by the Agent or Buyers requiring indemnification) equal to any loss or out-of-pocket expense suffered by the Agent or Buyers as a result of such failure to borrow or convert, or such termination, repayment or prepayment, including any loss, cost or expense suffered by the Agent or Buyers in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Transaction, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Transaction, and any internal processing charge customarily charged by the Agent or Buyers in connection therewith. A statement setting forth the calculations of any additional amounts payable pursuant to this Section submitted by the Agent or Buyers requiring indemnification to the Sellers shall be conclusive absent manifest error.

(d)        If any Buyer becomes entitled to claim any additional amounts pursuant to this Section, the Agent shall notify the Sellers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Buyer shall be conclusive in the absence of manifest error and the Sellers agree to pay the Buyer the amount shown as due on any such certificate within [***] after the receipt by the Sellers of such certificate.

(e)        The Sellers may elect to reduce the Maximum Purchase Price or terminate this Repurchase Agreement by giving an irrevocable written notice to the Agent specifying as the date of reduction or termination date a date no earlier than [***] and no later than [***] after the date of the notice, and on the date so specified, provided that (i) in the case of a reduction of the Maximum Purchase Price, the amount of Obligations that exceed aggregate Asset Value of the Purchased Assets shall be paid to the Agent in full (together with all accrued and unpaid Pricing Differential thereon) in immediately available funds, and (ii) in the case of a termination of this Repurchase Agreement, the Obligations (including all accrued and unpaid Pricing Differential and the Facility Fee accrued through such termination date) shall be paid to the Agent in full in immediately available funds, in which event this Repurchase Agreement shall terminate and the Facility Fee shall cease to accrue after the specified termination date, although all accrued and unpaid Facility Fee through the specified termination date shall be earned and shall be due and payable on such termination date and no refund of the Facility Fee shall be required.

Section 8.        Taxes.

(a)        Any and all payments by the Sellers under or in respect of this Repurchase Agreement or any other Repurchase Documents to which a Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If a Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Repurchase Agreement or any of the other Repurchase Documents to any Buyer, (i) such Seller shall make all such deductions and withholdings in respect of Taxes, (ii) such Seller shall pay the full amount deducted or withheld in respect of

Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by such Seller shall be increased as may be necessary so that after Sellers have made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 8) such Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-excluded Taxes. For purposes of this Repurchase Agreement the term “Non-excluded Taxes” are Taxes other than, in the case of a Buyer, (i) Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of such Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Repurchase Agreement or any of the other Repurchase Documents (in which case such Taxes will be treated as Non-excluded Taxes), and (ii) any U.S. Federal withholding Taxes imposed under FATCA.

(b)        In addition, Sellers hereby agree to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Repurchase Agreement or any other Repurchase Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Repurchase Agreement or any other Repurchase Document (collectively, “Other Taxes”).

(c)        The Sellers, jointly and severally, will indemnify such Buyer for, and hold it harmless against, the full amount of Non-excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 8 imposed on or paid by such Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Sellers provided for in this Section 8 shall apply and be made whether or not the Non-excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted (but the Sellers reserve the right to make a claim against such Buyer in the event they determines that the amount of such indemnity is incorrect). Amounts payable by the Sellers under the indemnity set forth in this Section 8 shall be paid within [***] from the date on which such Buyer makes written demand therefor.

(d)        Within thirty (30) days after the date of any payment of Taxes, the Sellers (or any Person making such payment on behalf of Sellers) shall furnish to the Agent (for such Buyer) a certified copy of the original official receipt evidencing payment thereof or give a written notice to the Agent stating the date and amount of Taxes paid, to whom paid and that Seller (or such Person making such payment on behalf of Sellers) has not received any official receipt therefor.

(e)        For purposes of Section 8(e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,’’ “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Nonexempt Buyer”) shall deliver or cause to be delivered to the Sellers the following properly completed and duly executed documents:

(i)        in the case of a Nonexempt Buyer that is not a United States person, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which such Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service forms W-8ECI (or any successor forms thereto); or

(ii)        in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto) (each a “Tax Treatment Certificate”); or

(iii)        in the case of a Nonexempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(iv)        in the case of a Nonexempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a Tax Treatment Certificate; or

(v)        in the case of a Nonexempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Tax Treatment Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be required by clause (i), (ii), (iii), (iv), (vi), (vii) and/or this clause (v) of this Section 8(e) with respect to each such beneficial owner if such beneficial owner were such Buyer, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of the Sellers, provided, however, that such Buyer shall be provided an opportunity to establish such compliance as reasonable; or

(vi)        in the case of a Nonexempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be required by clause (i), (ii), (iii), (iv), (v), (vii) and/or this clause (vi) of this Section 8(e) with respect to its beneficial owner if such beneficial owner were such Buyer; or

(vii)        in the case of a Nonexempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Tax Treatment Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be required by clause (i), (ii), (iii), (iv), (v), (vi), and/or this clause (vii) of this Section 8(e) with respect to each such person if each such person were such Buyer.

If the forms referred to above in this Section 8(e) that are provided by a Buyer at the time it first becomes a party as a Buyer to this Repurchase Agreement or, with respect to a grant of a participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-excluded Taxes unless and until such Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Repurchase Agreement, the Buyer transferor was entitled to indemnification or additional amounts under this Section 8, then the Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that the Buyer transferor was entitled to such indemnification or additional amounts for Non-excluded Taxes, and the Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-excluded Taxes.

(f)        For any period with respect to which a Buyer has failed to provide the Sellers with the appropriate form, certificate or other document described in Section 8(e) (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided, (ii) if such form, certificate or other document otherwise is not required under Section 8(e), or (iii) if it is legally inadvisable or otherwise commercially disadvantageous for such Buyer to deliver such form, certificate or other document), such Buyer shall not be entitled to indemnification or additional amounts under Section 8(a) or Section 8(c) with respect to Non-excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Sellers shall take such steps as such Buyer shall reasonably request, to assist such Buyer in recovering such Non-excluded Taxes.

(g)        Without prejudice to the survival of any other agreement of the Sellers hereunder, the agreements and obligations of the Sellers contained in this Section 8 shall survive the termination of this Repurchase Agreement. Nothing contained in this Section 8 shall require any Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

Section 9.        Security Interest.

(a)        Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, to secure the Agent and the Buyers in the event any such Transactions are deemed to be loans, each Seller hereby pledges to the Agent for the benefit of Buyers as security for the performance by the Sellers of the Obligations, and hereby presently grants, assigns and pledges to the Agent for the benefit of Buyers, a fully perfected first priority security interest in the Purchased Assets, the related records and all servicing rights related to the Purchased Assets, the Repurchase Documents relating to the Purchased Assets, any Property relating to any Purchased Asset or to its related Mortgaged Property, any Approved Investor Commitments relating to any Purchased Asset, all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, including any payments or proceeds under any related primary insurance or hazard insurance; any Income relating to any Purchased Asset, the Collection Account, the Settlement Account, the Operating Account and any other contract rights, deposit accounts (excluding any Interest Rate Protection Agreements but including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges), payment intangibles and other general intangibles to the extent that the foregoing relate to any Purchased Asset; and any other assets relating (i) to the Purchased Assets (including any other accounts) or any interest in the Purchased Assets, (ii) to the servicing of the Purchased Assets, (iii) to Sellers’ interest under the related Servicing Agreement, (iv) to all collateral for any of the Purchased Assets and (v) to distributions in respect of the Purchased Assets; and any other proceeds, property, rights, title or interests with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

(b)        Section 9(a) is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Repurchase Agreement and transactions hereunder as defined under Section 101(47)(v) of the Bankruptcy Code.

(c)        The Sellers hereby authorize the Agent to file such financing statement or statements relating to the Repurchase Assets as the Agent, at its option, may deem appropriate. The Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 9.

Section 10.        Payment, Transfer and Custody.

(a)        Unless otherwise mutually agreed in writing, all transfers of funds to be made by the Sellers hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the following Agent’s account:

The Bank of New York Mellon

6023 Airport Road

Oriskany, New York 13424

ABA: [***]

Attention: Daizon Camp

Phone: [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

Account Number: [***]

For Credit To: GMC

not later than 1:00 p.m. (New York City time) - 2:00 p.m. if electronically submitted on the date when such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). The Sellers acknowledge that it has no rights of withdrawal from the foregoing account.

(b)         On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to the Agent for the benefit of the Buyers against the simultaneous transfer of the Purchase Price therefore from the Buyers to the Settlement Account and the Agent’s transfer of the Purchase Price from the Settlement Account to the following account of the Sellers (the “Operating Account”): Account No. [***], for the account of the Sellers, The Bank of New York Mellon, ABA No. [***], Attn: Terry Schmidt, simultaneously with the delivery to the Agent for the benefit of the Buyers of the Purchased Assets relating to each Transaction. With respect to the Purchased Assets being sold by Seller on a Purchase Date, Seller hereby sells, transfers, conveys and assigns to the Agent for the benefit of the Buyers without recourse, but subject to the terms of this Repurchase Agreement, all the right, title and interest of Seller in and to the Purchased Assets (on a servicing released basis) together with all right, title and interest of Seller in and to any appurtenant Repurchase Assets and the proceeds thereof. On each Repurchase Date, the repurchase of Purchased Assets and the termination of the applicable Transaction will be governed by Section 4(d).

(c)         In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, the Sellers shall deliver or cause to be delivered and released to the Custodian the Purchased Asset Files for all Purchased Assets. The Custodian shall act as the agent for the Agent to effect the delivery of Purchased Assets transferred to the Sellers on each Repurchase Date pursuant to Section 4(d).

Section 11.         Hypothecation or Pledge of Purchased Assets.

Title to all Purchased Assets including the appurtenant Repurchase Assets shall pass to the Agent for the benefit of Buyers and the Agent (for the benefit of the Buyers) shall have free and unrestricted use of the Agent’s interest in therein. The Agent shall be permitted, with the consent of each Buyer and on behalf and for the benefit of Buyers, to engage in repurchase transactions with the Purchased Assets, or to pledge, re-pledge, transfer, hypothecate or re-hypothecate the Purchased Assets. Nothing contained in this Repurchase Agreement shall obligate the Agent to segregate any Purchased Assets delivered to the Agent by the Sellers.

Section 12.        Representations.

The Sellers represent and warrant to the Agent and the Buyers that as of the Purchase Date of any Purchased Assets by the Agent (for the benefit of the Buyers) from the Sellers and as of the date of this Repurchase Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder is in full force and effect:

(a)        Existence and Standing.     Each of the Sellers and their Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own or lease its property and to conduct its business in each jurisdiction in which its business is conducted.

(b)        Authorization and Validity.     The Sellers have the power and authority and legal right to execute and deliver this Repurchase Agreement, an Administration Agreement, a Reaffirmation of Agreements and all other Repurchase Documents to which they are parties. The Sellers have the power and authorization to consummate the transactions contemplated therein and in the other Repurchase Documents and to perform their respective obligations thereunder. The execution and delivery by the Sellers of the foregoing and all other Repurchase Documents, the consummation of the transactions therein contemplated and the performance of their respective obligations thereunder have been duly authorized by proper corporate, partnership or limited liability company proceedings, and the Repurchase Documents to which any of the Sellers is a party constitute legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)         No Conflict; Government Consent.     Neither the execution and delivery by the Sellers of the Repurchase Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on either of the Sellers or any of their Subsidiaries or (ii) any Seller’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which a Seller or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Seller or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or Governmental Authority, or any subdivision thereof, which has not been obtained by a Seller or any of its Subsidiaries, is required to be obtained by such Seller or any of its Subsidiaries in connection with the execution and delivery of the Repurchase Documents, the Transactions under this Agreement, the payment and performance by a Seller of the Obligations or the legality, validity, binding effect or enforceability of any of the Repurchase Documents (other than filings to perfect the Liens granted pursuant to this Repurchase Agreement or the Security Agreement).

(d)    Financial Statements.     The December 31, 2018 consolidated financial statements of GMCLLC, GMC and their Subsidiaries heretofore delivered to the Buyers were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of GMCLLC, GMC and their Subsidiaries at such date and the consolidated results of their operations for the period then ended.

(e)    Material Adverse Change.     Since December 31, 2018, no Material Adverse Change has occurred.

(f)    Taxes.     The Sellers and their Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Sellers or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Sellers and their Subsidiaries were last audited by the Internal Revenue Service through the fiscal year ended December 31, 2008. No tax liens have been filed and no claims are being asserted with respect to any such taxes, except for the state tax audit being conducted by the California Department of Revenue as of the date of this Repurchase Agreement. The charges, accruals and reserves on the books of the Sellers and their Subsidiaries in respect of any taxes or other governmental charges are adequate in all material respects.

(g)    Litigation and Contingent Obligations.     There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Sellers or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Sellers have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 12(d).

(h)    Subsidiaries.     Schedule II hereto contains an accurate list of all Subsidiaries of the Sellers as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Sellers or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

(i)    ERISA.     There are no Unfunded Liabilities under any Single Employer Plans. Neither Seller nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no

Reportable Event has occurred with respect to any Plan, none of the Sellers or any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan. Sellers and each ERISA Affiliate have made full and timely payment of all amounts (A) required to be contributed under the terms of each Employee Benefit Plan and applicable law and (B) required to be paid as expenses of each Employee Benefit Plan. No Employee Benefit Plan has or would have an “amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) if such Employee Benefit Plan were terminated as of this date. Sellers are not currently nor will it knowingly become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Employee Benefit Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code.

(j)    Accuracy of Information.     No information, exhibit or report furnished by the Sellers or any of their Subsidiaries to the Agent or to any Buyer in connection with the negotiation of, or compliance with, the Repurchase Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

(k)    Regulation U.     Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of a Seller and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

(l)    Material Agreements.     No Seller or any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Seller or any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Debt.

(m)    Compliance With Laws.     The Sellers and their Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

(n)    Ownership of Properties.     Except as set forth on Schedule III hereto, on the date of this Agreement, the Sellers and their Subsidiaries will have good title, free of all Liens other than those permitted by Section 13(q), to all of the Property and assets reflected in the financial statements provided to the Agent as owned by the Sellers and their Subsidiaries.

(o)    Plan Assets; Prohibited Transactions.     The Sellers are not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the purchase and sale of Mortgage Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(p)     Investment Company Act.     No Seller or any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(q)     Public Utility Holding Company Act.     No Seller or any Subsidiary is a “holding company” or a “subsidiary company” of a ‘‘holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(r)     GNMA, FHA, VA, FNMA, FHLMC and USDA Eligibility.     Each Seller (other than GMCLLC) is: (i) an FHA-Approved Mortgagee in good standing, a VA-Approved Lender, a FHLMC-Approved Lender, a FNMA-Approved Lender and a USDA-Approved Lender, and meets all eligible requirements of law and governmental regulation so as to be eligible to originate, purchase, hold and service Mortgage Loans insured by FHA or supporting any Security; (ii) an approved seller and servicer in good standing of Mortgage Loans to each Agency and USDA; and (iii) an approved issuer and servicer in good standing of Securities for FHLMC, FNMA and GNMA and meets all FHLMC, FNMA and GNMA requirements, requirements of law and governmental regulations so as to be able to issue Securities and to originate and service the Mortgage Loans that secure such Securities.

(s)     Acting as Principal.     The Sellers will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

(t)     Purchased Assets Schedule.     The information set forth in the related Purchased Assets Schedule and all other information or data furnished by, or on behalf of, the Sellers to the Agent or the Buyers is complete, true and correct in all material respects, and the Sellers acknowledge that neither the Agent nor any Buyer has verified the accuracy of such information or data.

(u)     Solvency.     Neither the Repurchase Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. The transfer of the Mortgage Loans subject hereto is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors. None of the Sellers is insolvent within the meaning of 11 U.S.C. Section 101(32) of the Bankruptcy Code and the transfer and sale of the Mortgage Loans pursuant hereto (i) will not cause any Seller to become insolvent, (ii) will not result in any property remaining with any Seller to be unreasonably small capital, and (iii) will not result in debts that would be beyond any Seller’s ability to pay as same mature.

(v)     No Broker.     The Sellers have not dealt with any broker, investment banker, agent, or other person, except for the Agent, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Repurchase Agreement.

(w)     Ability to Perform.     The Sellers do not believe, and have no reason or cause to believe, that it cannot perform each and every one of their covenants contained in the Repurchase Documents.

(x)    No Default.     No Default or Event of Default has occurred and is continuing.

(y) Underwriting and Acquisition Guidelines.     The Underwriting and Acquisition Guidelines provided to the Agent are the true and correct Underwriting and Acquisition Guidelines of the Sellers, and any amendments thereto have been delivered to the Agent.

(z)    Adverse Selection.     Seller has not purposely selected the Purchased Assets in a manner so as to adversely affect the Agent’s or any Buyer’s interests.

(aa)    Purchased Assets.

(i)    No Seller has assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset, or any Mortgage Loan that such Seller proposes or has proposed to be made subject to a Transaction, to any Person other than the Agent, and immediately prior to the sale of such Mortgage Loan to the Agent for the benefit of the Buyers, such Seller was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to the Agent for the benefit of the Buyers hereunder.

(ii)    The provisions of this Repurchase Agreement are effective to either constitute a sale of Purchased Assets to the Agent for the benefit of the Buyers or to create in favor of the Agent for the benefit of the Buyers a valid security interest in all right, title and interest of the Sellers in, to and under the Repurchase Assets.

(bb)    Chief Executive Office/Jurisdiction of Organization.     On the Agreement Date, Sellers’ chief executive office is, and has been, located at 5898 Copley Drive, 5th Floor, San Diego, California 92111. The jurisdiction of organization of GMC is California and jurisdiction of organization of GMCLLC is Delaware.

(cc)    Location of Books and Records.     The location where the Sellers keep their books and records, including all computer tapes and records related to the Repurchase Assets that are not in the possession of the Servicer or the Custodian, is its chief executive office.

(dd)    Hedging.     The Sellers shall have entered into Interest Rate Protection Agreements in accordance with their hedging policies.

(ee)    True and Complete Disclosure.     (a) The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Sellers to the Agent or Buyers in connection with the negotiation, preparation or delivery of this Repurchase Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto (other than with respect to the Purchased Assets), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Sellers to the Agent or Buyers in connection with this Repurchase Agreement and the other Repurchase Documents and the transactions contemplated hereby (other than with respect to the Purchased Assets) and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to any Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent for use in connection with the transactions contemplated hereby or thereby.

(ff)    No Embargoed Persons.

(i)      None of the Sellers’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Person targeted by economic or trade sanctions under US law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (A) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transaction With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (B) the USA Patriot Act, if the result of such ownership would be that the portion of any Transaction of any Buyer would be in violation of law (“Embargoed Person”);

(ii)      No Embargoed Person has any interest of any nature whatsoever in the Sellers if the result of such interest would be that any portion of a Transaction of any Buyer would be in violation of law;

(iii)    The Sellers have not engaged in business with Embargoed Persons if the result of such business would be that any portion of a Transaction of any Buyer would be in violation of law; and

(iv)    Neither of the Sellers nor any of their Affiliates (A) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (B) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true or a covenant is being complied with under this paragraph, the Sellers shall not be required to make any investigation into (A) the ownership of publicly traded stock or other publicly traded securities or (B) the beneficial ownership of any collective investment fund.

(gg)    Anti-Corruption Laws and Sanctions.

(i)    The Sellers have implemented and maintain in effect policies and procedures designed to ensure compliance by the Sellers and their respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions Laws and Regulations. The Sellers and their respective Subsidiaries, directors, officers and employees, and, to the knowledge of the Sellers their agents that will act in any capacity in connection with or benefit from the Transactions, are in compliance with Anti-Corruption Laws and applicable Sanctions Laws and Regulations, and no action, suit or proceeding by or before any Governmental Authority involving either Seller or any of its subsidiaries with respect to any potential violation of the Anti-Corruption Laws or Anti-Terrorism Laws is pending, or to the knowledge of the Sellers threatened. No proceeds of any Transaction will be used by Sellers in violation any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions Laws and Regulations, and none of the funds or assets of the Sellers that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to an Embargoed Person or a Sanctioned Country.

(ii)    Neither Seller or their respective Subsidiaries, directors, officers and employees, and, to the knowledge of the Sellers their agents, is a Person that is, or is owned or controlled by Persons that are: (i) the subject of Sanctions Laws and Regulations or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions Laws and Regulations. The Sellers have provided to the Agent and the Buyers all information regarding the Sellers and their respective Subsidiaries, directors, officers and employees, and, to the knowledge of the Sellers their agents, necessary for the Agent and the Buyers to comply with “know your customer” and Anti-Terrorism Laws and such information is correct.

(hh)    USA Patriot Act.     The Sellers acknowledge that pursuant to the requirements of the USA Patriot Act, (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) the Agent and the Buyers are required to obtain, verify and record information that identifies the Sellers, which information includes the name and address of the Sellers and other information that will allow the Agent and the Buyers to identify the Sellers in accordance with the Patriot Act. The Sellers agree to provide to the Agent promptly after any request by the Agent, such information as the Agent and any Buyer shall require for purposes of complying with the requirements of the Patriot Act, the federal regulations issued pursuant to the Patriot Act and any customer identification program established by the Agent or any Buyer pursuant to the Patriot Act and such regulations.

(ii)    Qualified Mortgage Loans.     All Eligible Assets are Qualified Mortgage Loans.

(jj)    Beneficial Ownership Certification.     As of the date hereof, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 13.    Covenants.

On and as of the date of this Repurchase Agreement and each Purchase Date and each day until this Repurchase Agreement is no longer in force, each of the Sellers covenants as follows:

(a)    Preservation of Existence; Compliance with Law.   Each Seller shall:

(i)    Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

(ii)    Comply with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including compliance in all material respects with all environmental laws);

(iii)    Maintain all licenses, permits or other approvals necessary for it to conduct its business and to perform its obligations under the Repurchase Documents, and shall conduct its business strictly in accordance with applicable law;

(iv)    Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

(v)    Permit representatives of the Agent and the Buyers, upon reasonable notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Agent.

(b)    Financial Reporting.   The Sellers will maintain, for themselves and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Buyers:

(i)    Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Buyers, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for each of GMC and GMCLLC and their respective Subsidiaries, including balance sheets as of the end of such period, related profit and loss and changes in shareholders’ equity statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants and (b) to the extent that such report and/or statements do not include a footnote or other statement therein to the effect that such accountants have obtained no knowledge of any Default or Event of Default (or if, in the opinion of such accountants, any Default or Event of Default shall exist, stating the nature and status thereof), a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event Default (or if, applicable, stating the nature and status any Default or Event Default).

(ii)    As soon as available but in any event within 30 days after each month end, for each of GMC and GMCLLC and its respective Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss statements (showing a breakout of servicing sales gains attributed to servicing originated in prior periods), a changes in shareholders’ equity statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such month, all certified (subject to normal year-end adjustments) by its chief financial officer.

(iii)    Together with the financial statements required under Sections 13(b)(i) and (ii), a compliance certificate in substantially the form of Exhibit F hereto signed by the respective chief financial officers for each of GMC and GMCLLC which (x) shows the calculations necessary to determine compliance with this Agreement as currently in effect (regardless of whether this Agreement was in effect at the date for which such financial statements were prepared), (y) confirms that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof, and (z) sets forth the amounts outstanding under each Supplemental Facility and confirms that no default exists thereunder, or if any such default exists, stating the nature and status thereof.

(iv)    As soon as available but in any event within 30 days after each month end, (a) a production information report and (b) a servicing report and analysis which shall show the total servicing portfolio, a reconciliation of the servicing portfolio from the prior period, a breakdown of the servicing portfolio by investor type, capitalized vs. non-capitalized and the status of all Mortgage Loans serviced by the Sellers, all in such form and detail and including such additional information as the Agent may reasonably request. To the extent that the unpaid principal balance of those Mortgage Loans included in the Servicing Portfolio of GMC and GMCLLC which consist of Recourse Servicing is more than $[***], such servicing report shall show separately information concerning such Mortgage Loans.

(v)    As soon as available but in any event within fifteen (15) days after the end of each month, (a) a secondary marketing report (including a commitment status report) for such month reasonably satisfactory to the Agent, (b) pipeline management report, (c) delinquency and foreclosure reports.

(vi)    If requested by the Agent at any time within ninety (90) days after the beginning of each fiscal year of the Sellers, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and cash flow statement) of each Seller for such fiscal year.

(vii)     Within five (5) Business Days of submission thereof by a Seller, copies of all documents adverse to such Seller submitted in connection with any audits by any of FNMA, FHLMC or GNMA; within ten (10) Business Days of receipt thereof by such Seller, copies of all compliance and audit reports received from any of FNMA, FHLMC or GNMA; and promptly upon receipt, a copy of any notice from (i) any Agency to the effect that it is or is contemplating withdrawing its approval of such Seller as a FHA-Approved Mortgagee, FHLMC-Approved Buyer, FNMA-Approved Buyer or VA-Approved Buyer or as an approved seller and servicer for FNMA, FHLMC or GNMA or (ii) any mortgage insurer which insures any of the Purchased Assets to the effect that it is contemplating withdrawing its approval of such Seller as an approved originator of insured Mortgage Loans.

(viii)     No Seller or any of its Subsidiaries currently maintains any Single Employer Plans. In the event that any Seller or any of its Subsidiaries adopts or sponsors a Single Employer Plan in the future, then within 270 days after the close of each fiscal year, Sellers will deliver a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

(ix)     (A) As soon as possible and in any event within 10 days after a Seller knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of such Seller, describing said Reportable Event and the action which such Seller proposes to take with respect thereto, (B) at the same time and in the same manner as such notice must be provided to the PBGC, or to an Employee Benefit Plan participant, beneficiary or alternative payee, any notice required under Section 10l(d), 302(f)(4), 303, 307, 4041(b)(l)(A)s or 4041(c)(l)(A) of ERISA or under Section 40l(a)(29) or 412 of the Code with respect to any Employee Benefit Plan, and (C) upon the request of the Agent, (x) true and complete copies of any and all documents, government reports and determination or opinion letters for any Employee Benefit Plan, or (y) a current statement of withdrawal liability for each Multiemployer Employee Benefit Plan

(x)     With respect to any Mortgaged Properties, as soon as possible and in any event within 10 days after receipt by a Seller, a copy of (a) any notice or claim to the effect that such Seller or any of its Subsidiaries is or may be liable to any Person as a result of the release by such Seller, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by such Seller or any of its Subsidiaries.

(xi)     Promptly upon the furnishing thereof to the shareholders of a Seller, copies of all financial statements, reports and proxy statements so furnished.

(xii)     Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which a Seller or any of its Subsidiaries files with the SEC.

(xiii)     Within five (5) days after the end of each calendar month and within one (1) Business Day after any request therefor by the Agent, a report providing a reconciliation of the Asset Value by record.

(xiv)     Within thirty (30) days of the end of each fiscal quarter of GMC and GMCLLC (or more frequently if requested by the Agent), an appraisal of the servicing rights owned by the Sellers for residential Mortgage Loans prepared by either an independent third party proposed by the Sellers and acceptable to the Agent, or if required by the Agent, an independent third party appraiser selected by the Agent, the cost of which in either case shall be borne by the Sellers.

(xv)     Within thirty (30) days of the end of each month a status report relating to all Mortgage Loans that are the subject of Transactions in a form approved by the Agent and the Buyers.

(xvi)     Within thirty (30) days after the end of each month a status report on all repurchase and indemnifications in a form reasonably satisfactory to the Agent and the Buyers.

Notwithstanding anything to the contrary set forth in this Section 13(b), the Sellers shall not be obligated to provide the statements and balance sheets required by subsections (i), (ii) and (iv) above on a “consolidating” basis for any period during which Subsidiaries of the Sellers account for less than [***] of consolidated assets and less than [***] of consolidated gross revenues of the Sellers and their consolidated Subsidiaries (but such statements, including, where required, such statements prepared on a consolidated basis, shall otherwise be required as provided for in said subsections). Any requirement of the Sellers to deliver any of the reports or information to the Buyers pursuant to this Section 13(b) may also be satisfied by the Sellers’ either (i) posting electronic copies to a secure online data room to which all Buyers have access and informing the Buyers by e-mail of such a posting or (ii) sending electronic copies directly to the Buyers by e-mail, provided that to the extent that any such report or information requires a certification or signature, then an original signed counterpart thereof shall be delivered to the Agent. Email addresses of each Buyer shall be the email address designated by each such Buyer to the Sellers from time to time.

(c)     Other Information.     The Sellers will furnish to the Buyers the following additional information:

(i) Promptly, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, detailing the nature of such Default or Event of Default and any actions taken or proposed to be taken with respect to such Default or Event of Default, (ii) the commencement of any action, suit or proceeding before any court, arbitrator, Governmental Authority or Agency which (A) could result in liability or loss of [***] or more in the aggregate, in excess of any applicable insurance coverage, to a Seller or any of its Subsidiaries or (B) would otherwise have a Material Adverse Effect, (iii) with respect to a Seller, any change in the chief executive officer, (iv) any threatened loss of any authorization, qualification, license or permit issued by any Governmental Authority or Agency to a Seller the loss of which could have a Material Adverse Effect, (v) any written correspondence or notification from any Governmental Authority or Agency, which revokes or threatens to revoke, limits or threatens to limit, or imposes or threatens to impose any material restrictions on, any approvals or authorizations granted by such Governmental Authority or Agency to a Seller or any Subsidiary thereof, together with a copy thereof, or (vi) any violation of any requirements or guidelines established by any Governmental Authority or Agency, which might have a material adverse effect on the status of either a Seller or any Subsidiary thereof as a lender, seller or servicer approved by such Governmental Authority.

(ii)     Promptly after becoming available, copies of the “on-site review reports,” “limited review reports” or “audit reports,” as the case may be prepared by HUD, FNMA and FHLMC in respect of a Seller and its operations, received by a Seller after the Effective Date.

(iii)     Promptly, any notice from MERS of a default or cancellation of a Seller’s MERS membership and any other information the Agent may reasonably request with respect to such Seller’s MERS membership.

(iv)     Notice of (x) any demand for payment or delivery of additional property or collateral by a lender or buyer, as the case may be, under a Supplemental Facility received by a Seller which is based on a “margin call,” mark to market adjustment or similar requirement under such Supplemental Facility, which notice shall be given promptly after such demand is received by a Seller; and (y) any amendment to a Supplemental Facility which amends the purchase price percentage, loan margin or similar discount with respect to loans purchased or constituting collateral under a Supplemental Facility, which notice shall be given on or before the date that such amendment becomes effective.

(v)     Such other information (including non-financial information) as the Agent or any Buyer may from time to time reasonably request.

(d)     Use of Purchase Price.   The Sellers will, and will cause each Subsidiary to, only use the proceeds of the Purchase Price, to originate mortgage loans in the operation of the Sellers’ mortgage banking business, to pay Price Differential, Fees, expenses and other Obligations. The Sellers will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any “margin stock” (as defined in Regulation U) or to make any

Acquisition (other than those permitted by Section 13(p)) or to make any Acquisition for which the board of directors of the Person being acquired has not consented to such Acquisition.

(e)     Notice of Default.   The Sellers will, and will cause each Subsidiary to, give prompt notice in writing to the Buyers of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

(f)     Conduct of Business.   The Sellers will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Sellers will adhere in all material respects to customary practices and standards in the industry to comply with their obligations under such Purchased Assets with respect to the real estate securing such Purchased Assets, including without limitation, the payment of all taxes and insurance premiums related thereto and maintenance of such real estate in compliance with all Laws.

(g)     Taxes.   The Sellers will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that a Seller or any of its Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

(h)     Insurance.   The Sellers will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Sellers will furnish to any Buyer upon request full information as to the insurance carried. The Sellers will at all times, upon request of the Agent, furnish to the Agent copies of its, and each of its Subsidiaries’, current Mortgage Bankers Blanket Bond and of its, and each of its Subsidiaries’, insurance policy containing errors and omissions coverage or mortgage impairment coverage, and such Bonds and policies, to the extent possible, shall each provide that it is not cancelable without thirty (30) days prior written notice to the Agent.

(i)     Compliance with Laws.   The Sellers will, and will cause each Subsidiary to, comply with all Requirements of Law, including, without limitation, all Environmental Laws.

(j)     Maintenance of Properties.   The Sellers will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its tangible Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on m connection therewith may be properly conducted at all times.

(k)     Inspection.   The Sellers will, and will cause each Subsidiary to, permit the Agent, the Custodian and the Buyers, by their respective representatives and Agents, to inspect any of the Property, books and financial records of the Sellers and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Sellers and each Subsidiary, and to discuss the affairs, finances and accounts of the Sellers and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent, the Custodian or any Buyer may designate.

(l)    Dividends.   The Sellers will not, nor will they permit any Subsidiary to, declare or pay any dividends or make any distributions on their capital stock or redeem, repurchase or otherwise acquire or retire any of their capital stock at any time outstanding, except that (i) a Seller may pay dividends that are payable in its own capital stock, (ii) a Seller may pay cash dividends to the shareholders of such Seller or redeem, repurchase or otherwise acquire or retire any of its capital stock (each, a “Cash Dividend”), provided that no uncured Default or Event of Default exists at the time any such Cash Dividend is paid or would exist after giving effect thereto, and provided further that at the time such Cash Dividend is paid, the aggregate Cash Dividends payable for the twelve-month period preceding such payment (including the Cash Dividend then being paid) shall not exceed [***] of Net Income of the Sellers on a combined basis for such twelve-month period, and (iii) any Subsidiary may declare and pay dividends or make distributions to a Seller or to a wholly-owned Subsidiary and GMCLLC shall be entitled to make the Tax Distributions (as defined in the operating agreement of GMCLLC) in accordance with the terms of the operating agreement of GMCLLC. For purposes of the calculation of Net Income for any applicable twelve-month period under this subsection (1), Net Income shall be adjusted for any non-cash gain or loss related to the valuation adjustment of servicing rights.

(m)     Debt.   The Sellers will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Debt, except:

(i)     Debt arising under this Agreement or existing on the date hereof and described in Schedule III hereto.

(ii)     Debt arising under Hedging Program.

(iii)     Debt of the Sellers under agreements approved by the Majority Buyers in effect from time to time, whether accounted for as a sale or a financing.

(iv)     Debt incurred under Supplemental Facilities provided that (A) such Debt is approved by the Agent, and (B) if such Debt when combined with all Supplemental Facilities is in excess of [***], such Debt is approved by the Agent and the Majority Buyers.

(v)     Debt incurred with institutional lenders and/or the McCarthy Group, LLC for general working capital purposes, other than Debt under a Supplemental Facility, in an amount not to exceed [***] in the aggregate, provided that any Debt to the McCarthy Group, LLC must be unsecured and subordinate to the obligations of the Sellers under this Agreement.

(vi)       Debt incurred under Permitted Servicing Facilities, provided that the aggregate maximum available amount under all Permitted Servicing Facilities shall not exceed [***] of the Appraised Value.

(vii)       Debt secured by mortgage loan servicing rights provided that such Debt is approved by the Majority Buyers.

(viii)     Debt evidenced by one or more unsecured promissory notes incurred in connection with the redemption, repurchase or other acquisition or retirement of any of capital stock of the Sellers, provided that (A) the total amount outstanding thereunder shall not exceed at any time [***], (B) the payments under such notes are made from Cash Dividends permitted under Section 13(1), and (C) such notes are unsecured and subordinate to the obligations of the Sellers under this Agreement.

(n)     Merger.   The Sellers will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except for mergers in which a Seller is the surviving Person or any merger of a Subsidiary with or into a Seller or a wholly-owned Subsidiary of a Seller.

(o)     Sale of Assets.   The Sellers will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person, except:

(i)       Sales of Mortgage Loans and Securities in the ordinary course of business and in accordance with this Agreement and the Repurchase Documents.

(ii)       Leases, sales or other dispositions of its Property that, together with all other Property of the Sellers and their Subsidiaries previously leased, sold or disposed of (other than Mortgage Loans and Securities in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Sellers and their Subsidiaries.

(p)     Investments and Acquisitions.   The Sellers will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)       Cash Equivalent Investments.

(ii)       Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule I hereto.

(iii)     Investments in the ordinary course of a Seller’s mortgage banking business to purchase: (a) Mortgage Loans, collateralized mortgage obligations and Securities (and in connection with commitments to purchase the same); (b) servicing rights and mortgage servicing contracts of another Person engaged in mortgage-related businesses; and (c) real estate acquired by foreclosure.

(iv)     Investments in the ordinary course of a Seller’s mortgage banking business to enter into Hedging Programs to the extent permitted pursuant to Section 13(m)(iii).

(v)      Investments or Acquisitions after the date of hereof and through the Termination Date to acquire branches (which shall include, without limitation, payments (including sign-on bonuses) to individuals and the unpaid rent under assumed leases) in an aggregate amount not to exceed [***] for each Investment or Acquisition and [***] in the aggregate for all Investments or Acquisitions during such period.

(q)     Liens.   The Sellers will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on any of the Property of the Sellers or any of their Subsidiaries, except:

(i)       Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(ii)     Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than [***] past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(iii)     Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(iv)      Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of a Seller or the Subsidiaries.

(v)      Liens existing on the date hereof and described in Schedule III hereto.

(vi)      Liens in favor of the Agent and the Custodian, for the benefit of the Buyers, granted pursuant to any of the Repurchase Documents.

(vii)      Liens to secure Debt permitted pursuant to Section 13(m) (iii), (iv), (vi) or (vii), provided that with respect to liens on Mortgage Loans to secure Debt permitted by Section l3(m), such Mortgage Loans shall not be the subject of any Transaction hereunder.

(r)     Affiliates.   The Sellers will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of a Seller’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Seller or such Subsidiary than that which such Seller or such Subsidiary would obtain in a comparable arms-length transaction.

(s)     Financial Covenants.

(i)      Leverage Ratio. The Sellers will not permit, at any date, the ratio of Total Liabilities to Tangible Net Worth to exceed [***] to [***].

(ii)      [Reserved].

(iii)      Adjusted Tangible Net Worth. The Sellers will not, at any time, permit Adjusted Tangible Net worth to be less than [***].

(iv)      Liquidity Covenant. The Sellers will not, at any time, permit the Liquidity of the Sellers to be less than the Liquidity Requirement.

(v)      Minimum Net Income. The Sellers will not permit the Net Income of the Sellers on a consolidated basis for each quarterly period ending on each March 31, June 30, September 30 and December 31 to be less than [***], provided that in lieu of such requirement for the quarter ending March 31, 2020, net loss of up to [***] shall be permitted. For purposes of the calculation of minimum Net Income for any applicable quarterly period, Net Income shall be adjusted for any non-cash gain or loss related to the valuation adjustment of servicing rights.

(t)     [Reserved].

(u)     Agency and USDA Approvals.   The Sellers (i) will maintain their status as a FHA-Approved Mortgagee, remain eligible to obtain VA guaranties of Mortgage Loans and remain approved by each Agency and USDA as a seller/servicer and shall maintain its status as an approved originator of Mortgage Loans under the Rural Housing Loan Program, and (ii) will not permit any Agency or USDA to withdraw its approval.

(v)     [Reserved].

(w)     Approved Investor Commitments.   The Sellers shall maintain Approved Investor Commitments which cover all Purchased Assets and Securities and perform all of its obligations in connection with such Approved Investor Commitments.

(x)     Negative Pledges.

(i)      The Sellers shall not enter into any agreement pursuant to which it agrees not to (i) grant a lien to third parties unless such provision allows for the lien of the Agent, the Custodian and the Buyers contemplated under the Repurchase Documents or (ii) grant another creditor a pari passu security interest in and to any of the Purchased Assets prior to the date the same are repurchased by the Sellers pursuant to the Repurchase Documents.

(ii)      No Seller shall make any material change in the nature of the business carried on by such Seller as of the date of this Repurchase Agreement.

(y)     Hedging Program.   The Sellers shall at all times maintain a Hedging Program which represents a reasonable means for the Sellers to hedge certain interest rate risks associated with the mortgage banking business, and is a customary and standard Hedging Program comparable to that of other similarly situated mortgage banking companies. The Sellers shall not alter or modify its Hedging Program without the consent of the Buyers; provided, however, that consent shall be deemed given to any new Hedging Program proposed in writing by the Sellers to the Buyers if the Sellers are not notified of any Buyer’s objection to such new Hedging Program within 30 days of receipt of notice thereof from the Sellers.

(z)     Maintain Copies; System Back-up.   The Sellers will maintain or cause to be maintained copies of (i) all Mortgage Notes, Mortgages, insurance policies, surveys, appraisals and other documents relating to Mortgage Loans, the originals of which are delivered to the Custodian, and (ii) all computer programs, tapes, discs, cards, accounting records and other data or information relating to the Mortgage Loans, the pooling thereof and/or the sale thereof to investors. All such copies (other than Mortgage Loan files) shall be stored at a location segregated from the primary storage location of such items. While any of the Obligations are outstanding or the Commitments have not been terminated, the Sellers shall maintain a “disaster recovery plan” in effect consistent with the kinds of disaster recovery plans customarily maintained by prudent mortgage banking businesses. Such plan shall be sufficient to enable the Sellers to continue the transaction of its business in the event a fire, flood, earthquake or other event shall prevent the Sellers from accessing its primary data and information.

(aa)     MERS.

(i)      GMC and GMCLLC in its capacity as an Affiliate of GMC, shall (i) at all times, maintain their status as a MERS Member or an Affiliate of a MERS Member authorized to use the MERS System, (ii) at all times remain in full compliance all terms and conditions of membership in MERS or to have access to MERS as an Affiliate of a MERS Member, including the MERSCORP,

Inc. “Rules of Membership” most recently promulgated by MERSCORP, Inc., the “MERS Procedures Manual” most recently promulgated by MERS, and any and all other guidelines or requirements set forth by MERS or MERSCORP, as each of the foregoing may be modified from time to time, including, but in no way limited to compliance with guidelines and procedures set forth with respect to technological capabilities, drafting and recordation of Mortgages, registration of Mortgages on the MERS System, including registration of the interest of the Agent and the Buyers in such mortgages and membership requirements, (iii) promptly, upon the request of the Agent, execute and deliver to the Agent an assignment of mortgage, in blank, with respect to any MERS Mortgage Loan that the Agent determines has been or shall be removed from the MERS System and (iv) at all times, upon the Registration of any Mortgage on the MERS System, designate the Custodian, as agent for the Agent, in the Interim Funder category.

(ii)       No Seller shall de-register or attempt to de-register any Mortgage comprising a Purchased Asset from the MERS System unless it has complied with the requirements set forth in the Electronic Tracking Agreement and the requirements hereof and relating to a repurchase of the such Purchased Asset by the Sellers in accordance with the Repurchase Documents.

(iii)      GMC and GMCLLC shall each maintain the MERS Affiliate Agreement in full force and effect. The Sellers shall comply with all requirements of the MERS Affiliate Agreement. GMCLLC shall at all times have the benefits afforded to it by MERS under the MERS Affiliate Agreement.

(bb)     Reimbursement of Expenses. On the date of execution of this Repurchase Agreement, the Sellers shall reimburse the Agent for all expenses incurred by the Agent on or before such date in connection with this Repurchase Agreement or other Repurchase Documents and the transactions contemplated hereby. From and after such date, the Sellers shall promptly reimburse the Agent for all expenses reasonably incurred in connection with this Repurchase Agreement or other Repurchase Documents and the transactions contemplated hereby (including, without limitation, fees and expenses of counsel to the Agent and (to the extent the Agent has notice thereof) each Buyer, and other fees, as contemplated by Section 16. Section l7(a), Section 32 and Section 41) as the same are incurred by the Agent and within thirty (30) days of receipt of invoices therefor.

(cc)     Further Assurances. The Sellers shall execute and deliver to the Agent all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Agent may reasonably request, in order to effectuate the Transactions contemplated by this Repurchase Agreement and the Repurchase Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created hereby. The Sellers shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. The Sellers will not allow any default for which a Seller is responsible to occur under any Repurchase Assets or any Repurchase Document and the Sellers shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets and the Repurchase Documents.

(dd)     Chief Executive Office; Jurisdiction of Organization. Seller will not move its chief executive office from the address referred to in Section 12(cc) or change its jurisdiction of organization from the jurisdiction referred to in Section 12(cc) unless it shall have provided the Agent thirty (30) days’ prior written notice of such change.

(ee)     Underwriting and Acquisition Guidelines. The Sellers shall notify the Agent of all material changes to the Underwriting and Acquisition Guidelines monthly, and shall deliver to the Agent all material and nonmaterial changed pages to the Underwriting and Acquisition Guidelines quarterly by the forty-fifth (45th) day of the first calendar month of the next quarter.

(ff)     Required Supplemental Facilities. The Sellers shall at all times maintain one or more Supplemental Facilities in an amount such that the Maximum Purchase Price shall not at any time be more than [***] of all funding and repurchase obligations under this Repurchase Agreement and all Supplemental Facilities combined.

(gg)     Covenants in Supplemental Facilities. Any covenant, material restriction or event of default in a Supplemental Facility that is more burdensome than a covenant, restriction or event of default contained in this Repurchase Agreement or any other Repurchase Document, or which provides greater security to the providers of the Supplemental Facility, shall be deemed incorporated into the this Repurchase Agreement by reference, and the Sellers shall covenant to comply with the terms thereof for the benefit of the Buyers, and if required, enter into appropriate amendments to this Agreement at the request of the Agent.

(hh)     Anti-Corruption Law and Sanctions. The Sellers shall not, directly or indirectly, use the proceeds of any Transaction, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Prohibited Person, or in any Sanctioned Country, or (iii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement. None of the funds or assets of Sellers that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to a Prohibited Person or a Sanctioned Country.

(ii)     ERISA.

(i)       Plan Assets; Compliance; No Material Liability. The Sellers (i) shall not use any Plan Assets to repay or secure any Transaction, (ii) no assets of the Sellers are or will be Plan Assets, (iii) each Employee Benefit Plan will be in material compliance with all applicable requirements of ERISA and the Code except to the extent any defects can be remedied without material liability to the Sellers under Revenue Procedure 2008-50 or any similar procedure, and (iv) the Sellers will not have any material liability under Title IV of ERISA or Section 412 of the Code with respect to any Employee Benefit Plan.

(ii)     Transfer of Interests. The Sellers shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of their interests or rights (direct or indirect) in this Agreement or attempt to do any of the foregoing or suffer any of the foregoing, or permit any party with a direct or indirect interest or right in this Agreement to do any of the foregoing, if such action would cause this Agreement or any Transaction or the exercise of any of the Agent’s rights in connection therewith, to constitute a prohibited transaction under ERISA or the Code (unless the Sellers furnish to the Agent a legal opinion satisfactory to the Agent that the transaction is exempt from the prohibited transaction provisions of ERISA and the Code) or would otherwise result in assets of the Sellers being Plan Assets.

(iii)     Indemnity. The Sellers hereby indemnify the Indemnified Parties against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, any Buyer or any Affiliate is a party thereto) which any of them may actually pay or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in the Agent’s judgment by reason of the inaccuracy of the representations and warranties set forth in this Section. The obligations of the Sellers under this Section shall survive the termination of this Agreement.

(iv)     Negative Covenants. The Sellers shall not take or fail to take, nor permit any ERISA Affiliate to take or fail to take, any action with respect to an Employee Benefit Plan including but not limited to, (i) establishing any Employee Benefit Plan, (ii) amending any Employee Benefit Plan, (iii) terminating or withdrawing from any Employee Benefit Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA, result in a lien on the property of the Sellers, or require the Sellers to provide any security.

(jj)     Beneficial Ownership Certification. On or prior to the date hereof and from time to time, the Sellers shall provide to the Agent such documentation and other information requested by the Buyers in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, and a Beneficial Ownership Certification in relation to the Sellers pursuant to the Beneficial Ownership Regulation.

Section 14. Events of Default.

If any of the following events (each an “Event of Default”) occur, the Agent, for the benefit of the Buyers, shall have the rights set forth in Section 15, as applicable:

(a)     Payment Failure.   The Sellers shall default in the payment of (i) any Repurchase Price payment or Margin Deficit payment on the date due, whether at the due date specified in this Repurchase Agreement or other relevant Repurchase Document, by acceleration or otherwise, or (ii) Price Differential, Income, Expenses or any other Obligations or amount due from Sellers under this or any other Repurchase Document on or before [***] after the date billed or otherwise becoming due.

(b)     Breach of Representation.   Any representation or warranty made or deemed made by or on behalf of a Seller or any of its Subsidiaries to the Agent or any Buyer or the Agent under or in connection with this Repurchase Agreement, any other Repurchase Documents, any Transaction, or any certificate or information delivered in connection with this Repurchase Agreement or any other Repurchase Document shall be materially false on the date as of which made (it being understood that if any of the representations and warranties made pursuant to the definition of “Asset Value” are not true and correct as of any date with respect to any Mortgage Loan, such Mortgage Loan shall cease to be an Eligible Asset as the sole remedy for such failure).

(c)     Breach of Particular Covenants.   The breach by a Seller of any of the terms or provisions of Section 13(a), (I), (m), (n), (o), (p), (q), (r), (s), (t), (u), (v), (x) or (hh) (there being no notice requirement or opportunity to cure any such breach) or the breach of any other subsection of Section 13 if such breach is not remedied within [***] after the earlier to occur of (A) receipt of written notice from the Agent or any Buyer of such breach, of (B) the date on which a Seller obtains knowledge of such breach.

(d)     Other Repurchase Agreement Defaults.   The breach by a Seller (other than a breach which constitutes a Default under another Section of this Section 14) of any of the terms or provisions of this Agreement and such breach is not remedied within [***] after the earlier to occur of (i) receipt of written notice from the Agent or any Buyer of such breach or (ii) the date that a Seller obtains knowledge of such breach.

(e)     Debt.   Failure of a Seller or any of its Subsidiaries to pay when due any Debt (other than the Obligations); or the default by a Seller or any of its Subsidiaries in the performance beyond the applicable grace period with respect thereto, if any, of any term, provision or condition contained in any agreement under which any such Debt was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Debt to cause, such Debt to become due prior to its stated maturity; or any Debt of a Seller or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or a Seller or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

(f)     Event of Insolvency.   An Event of Insolvency shall have occurred with respect to any Seller or any of its Subsidiaries.

(g)     Receiver.   A receiver, trustee, examiner, liquidator or similar official shall be appointed for such Seller or any of its Subsidiaries or any Substantial Portion of its Property and such appointment continues undischarged for a period of [***].

(h)     Condemnation or Seizure of Property.   Any court, government or Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of all or any portion of the Property of a Seller and its Subsidiaries which, when taken together with all other Property of such Seller and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

(i)     Judgments.   A Seller or any of its Subsidiaries shall fail within [***] to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments, in any case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

(j)     Material Adverse Change.   There shall occur a Material Adverse Change.

(k)     Other Defaults.   The occurrence of any “default”, as defined in any Repurchase Document (other than this Repurchase Agreement) or the breach of any of the terms or provisions of any Repurchase Document (other than this Repurchase Agreement), which default or breach continues beyond any period of grace therein provided.

(1)     ERISA Defaults.

(i)     There shall exist any Unfunded Liabilities under any Single Employer Plan or any Reportable Event shall occur in connection with any Plan.

(ii)     A Seller or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan.

(iii)     The representations and warranties set forth in Section 12(o) shall at any time not be true and correct.

(m)     Environmental.   A Seller or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by such Seller or any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or (ii), could reasonably be expected to have a Material Adverse Effect.

(n)     GMC or GMCLLC in its capacity as an Affiliate of GMC shall, for any reason, cease to be a MERS Member or have access to the MERS System as an Affiliate of a MERS Member.

(o)     Key Persons.   Any Key Person shall cease to be an officer of GMC or GMCLLC having substantially similar duties, powers and authority with respect to the business affairs of GMC and GMCLLC as are held by or delegated to such Key Person as of the date of this Agreement.

Section 15.     Remedies.

(a)     If an Event of Default occurs with respect to a Seller, the following rights and remedies are available to the Agent for the benefit of the Buyers; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by the Agent in writing.

(i)     At the option of the Agent (which the Agent may exercise in its sole discretion, and shall exercise at the direction of the Majority Buyers), exercised by written notice to the Sellers (which option shall be deemed to have been exercised, without any requirement for notice, automatically and immediately upon the occurrence of an Event of Insolvency of any Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Except on the occurrence of an Event of Insolvency of any Seller, the Agent shall give notice to such Seller of the exercise of such option as promptly as practicable.

(ii)     If the Agent exercises or is deemed to have exercised the option referred to in Section 15(a)(i):

(A)     the Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with Section 15(a)(i), (1) shall thereupon become immediately due and payable, and (2) all Income paid after such exercise or deemed exercise shall be retained by the Agent and applied to the aggregate unpaid Repurchase Price, Overdraft Funds that were not repaid pursuant to Section 4(b) and any other amounts owed by any Seller hereunder;

(B)     to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-default Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date (decreased as of any day by (i) any amounts actually in the possession of the Agent for the benefit of the Buyers pursuant to Section 15(a)(iii), and (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to Section 15(a)(iv)); and

(C)     all Income actually received by the Agent for the benefit of the Buyers pursuant to Section 6 (excluding any Late Payment Fees paid pursuant to Section 6(a) which shall be applied to the aggregate unpaid Repurchase Price owed by the Sellers) shall be disbursed by the Agent to the Buyers in accordance with the Administration Agreement.

(iii)     Upon the occurrence of one or more Events of Default, the Agent shall have the right to obtain physical possession of all files of the Sellers relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come into the possession of the Sellers or any other third party acting for the Sellers and the Sellers shall deliver to the Agent such assignments as the Agent shall request. The Agent shall be entitled to specific performance of all agreements of the Sellers contained in the Repurchase Documents.

(iv)     At any time on the Business Day following notice to the Sellers (which notice may be the notice given under Section 15(a)(i)), in the event a Seller has not repurchased all Purchased Assets, the Agent may immediately sell, without demand or further notice of any kind, at a public or private sale or sales and at such price or prices as the Agent may deem satisfactory, any or all of the Purchased Assets and the Repurchase Assets on a servicing released basis (unless its servicing rights are already owned by a Servicer other than Seller or an Affiliate of Seller) and apply the proceeds thereof to the aggregate unpaid Repurchase Prices any other amounts owing by a Seller hereunder. Any Buyer or the Agent may be a purchaser of any Purchased Asset at any public or private sale and the Agent (although no Buyer) shall be entitled, for the purpose of bidding or making settlement or payment of the purchase price for all or portion of the Purchased Asset sold at any such sale, to credit bid up to the amount of the Obligations then unpaid. The proceeds of any disposition of Purchased Assets and the Repurchase Assets shall be applied first to the costs and expenses incurred by the Agent in connection with the Seller’s default; second to the Repurchase Price and any Overdraft Funds not repaid pursuant to Section 4(b); third to costs of cover and/or related hedging transactions and fourth to any other outstanding Obligations of the Seller.

(v)     The Sellers shall be liable to the Agent and the Buyers for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of the Agent and the Buyers) in connection with the enforcement of this Repurchase Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of the Agent and the Buyers) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(vi)     The Agent shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

(b)     The Agent may exercise one or more of the remedies available to the Agent immediately upon the occurrence of an Event of Default and, except to the extent provided in Section 15(a)(i) and Section 15(a)(iv), at any time thereafter without notice to the Sellers. All rights and remedies arising under this Repurchase Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which the Agent and the Buyers may have.

(c)     The Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and the Sellers hereby expressly waive any defenses any of them might otherwise have to require the Agent to enforce its rights by judicial process. The Sellers also waive any defense that it might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. The Sellers recognize that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d)     To the extent permitted by applicable law, the Sellers shall be liable to the Agent and the Buyers for interest on any amounts owing hereunder by the Sellers, from the date the Sellers become liable for such amounts until such amounts are (i) paid in full by the Sellers or (ii) satisfied in full by the exercise of the Agent’s rights hereunder. Interest on any sum payable by the Sellers to the Agent under this Section l5(d) shall be at the Post-default Rate.

Section 16.      Expenses.

The Sellers agree:

(a)     to pay all of the Agent’s out-of-pocket costs and expenses reasonably incurred, including reasonable attorneys’ fees, in connection with the negotiation, documentation, amendment, waiver and administration of this Repurchase Agreement and the other Repurchase Documents;

(b)     subject to the limitation set forth in Section 16(a), to pay the Agent and the Buyers all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by the Agent and the Buyers with respect to Mortgage Loans submitted by the Sellers for purchase under this Repurchase Agreement, including, but not limited to, those out of pocket costs and expenses incurred by the Agent and the Buyers pursuant to Section 17(a) and Section 32;

(c)     to pay all of the Agent’s and each Buyer’s out-of-pocket costs and expenses reasonably incurred, including reasonable attorneys’ fees, in connection with the enforcement of this Repurchase Agreement and other Repurchase Documents;

(d)    to pay, and hold the Agent and the Buyers, their successors and assigns, harmless from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save them each harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and

(e)    to pay all of the Agent’s fees and Custodian’s fees under this Repurchase Agreement, the Administration Agreement, the Custody Agreement and the other Repurchase Documents.

Section 17.      Indemnification; Recourse Obligations.

(a)    The Sellers agree to hold the Agent, the Buyers and their Affiliates, and their respective officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from, and indemnify the Indemnified Parties against, all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Loss”), relating to or arising out of this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, any violation or breach of the provisions of this Repurchase Agreement or any other Repurchase Document or any amendment, supplement or modification thereof, or any violation of, or failure to comply with, any applicable law (including, without limitation, any law applicable to any Mortgage Loan), that, in each case, results from anything other than from such gross negligence or willful misconduct of the Indemnified Party as shall have been determined by final non-appealable order of a court of competent jurisdiction to have occurred and caused the Loss, provided that the foregoing exclusion for gross negligence or willful misconduct of an Indemnified Party shall not apply to any indemnification hereunder for failure by any Person (including the Sellers or any Indemnified Party) to comply with any law applicable to any Mortgage Loan. Without limiting the generality of the foregoing, the Sellers agree to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Loss with respect to all Purchased Assets relating to or arising out of any taxes incurred or assessed in connection with the ownership of the Purchased Assets, that, in each case, results from anything other than such gross negligence or willful misconduct of the Indemnified Party as shall have been determined by final non-appealable order of a court of competent jurisdiction to have occurred and caused the Loss. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, the Sellers shall save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Sellers of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Sellers. The Sellers also agree to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of the Agent’s and the Buyers’ rights under this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including the reasonable fees and disbursements of its counsel.

(b)    The obligations of the Sellers from time to time to pay the Repurchase Price, the Periodic Advance Repurchase Payments and all other amounts due under this Repurchase Agreement shall be full recourse obligations of the Sellers.

Section 18. Servicing.

(a)    The Sellers shall service, or cause the Servicer to service, the Purchased Assets consistent with the degree of skill and care that such Servicer customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices, and shall itself, or shall require the Servicer to, (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of any Buyer in any Purchased Assets or any payment thereunder.

(b)    The Sellers shall cause the Servicer to hold or cause to be held all escrow funds collected by the Servicer with respect to any Purchased Assets in trust accounts and shall apply the same for the purposes for which such funds were collected. At any time, at the request of the Agent, the Sellers shall cause a Servicer Notice in the form of Exhibit H to be delivered to any Servicer designated by the Agent.

(c)    Upon the occurrence of an Event of Default, the Agent may give the Servicer a Servicer Instruction Letter and the Sellers will use commercially reasonable good faith efforts to cause the Servicer to comply with it.

(d)    Upon the occurrence of an Event of Default hereunder, the Agent shall have the right to exercise any and all of the Sellers’ rights to immediately terminate the Servicer’s right to service the Purchased Assets, and Sellers agree to pay (or reimburse the Agent and the Buyers for) any penalty or termination fee. The Sellers and the Servicer shall cooperate in transferring the servicing of the Purchased Assets to a successor servicer appointed by the Agent in its sole discretion.

(e)    If any Seller should discover that, for any reason whatsoever, any Servicer, trustee or other Person responsible to such Sellers for servicing or managing any such Purchased Asset has failed to perform fully any of the Sellers’ material obligations under the Repurchase Documents or any of the obligations of such Person with respect to any Purchased Assets, such Seller shall promptly notify the Agent.

Section 19.      Recording of Communications.

The Agent, the Buyers and the Sellers shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording. The Agent, the Buyers and the Sellers consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

Section 20.      Single Agreement.

The Agent, the Buyers and the Sellers acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of the Agent, Buyers and the Sellers agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

Section 21.      Set-Off.

In addition to any rights and remedies of the Agent and the Buyers hereunder and by law, the Agent and the Buyers shall have the right, without prior notice to the Seller, any such notice being expressly waived by the Sellers to the extent permitted by applicable law, upon any amount becoming due and payable by the Sellers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or any Buyer to or for the credit or the account of the Sellers; provided that the foregoing right of set-off shall not apply to (i) any deposit of escrow monies being held on behalf of the mortgagors under Purchased Assets or on behalf of other third Persons that are not Affiliates of Seller, (ii) securities issued by Seller or an Affiliate of Seller for which the Agent or such Buyer is acting as underwriter or placement agent, (iii) investment assets that are held by the Agent or such Buyer acting as securities intermediary for Seller but that are not Purchased Assets or (iv) any assets of a special purpose entity formed by Seller to hold real estate and that are held in an account designated in writing as such when the account was established. The Agent and the Buyers agree to promptly notify the Sellers after any such set-off and application made by such Buyer or the Agent; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 22.      Notices and Other Communications.

All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, “Notices”), except as otherwise specifically provided in this Repurchase Agreement, shall be in writing and shall be delivered or sent to the party at its address set forth on the signature pages to this Repurchase Agreement (or any joinder agreement or amendment by which a Person joins as a Buyer in this Repurchase Agreement.). Each Notice shall be (a) delivered in person, or (b) mailed, by certified, registered or express mail, postage prepaid, addressed to the respective parties hereto at their respective addresses specified below, or (c) sent in a prepaid overnight delivery envelope via a nationally-recognized courier service (such as Federal Express, United Parcel Service, Purolator, DHL Worldwide Express or Network Courier Service) that provides weekday next-day delivery service to the addressee’s location, or (d) telecopied to their respective fax numbers (with a paper copy mailed the same day as aforesaid) as hereinafter set forth or (e) emailed and displayed or acknowledged as received as hereinafter set forth, provided that any party may change its address for notice by designating such party’s new address in a Notice to the sending party given at least five (5) Business Days before it shall become effective. All Notices shall be conclusively deemed to have been properly given or served when received in person, regardless of how sent. Regardless of when received, all Notices shall be conclusively deemed to have been properly given or served if addressed in accordance with this Section and (l) if mailed, on the fourth (4th) Business Day after being deposited in the mails, (2) if sent by nationally-recognized courier service, on the next Business Day, (3) if faxed before the close of business at the recipient’s location on a Business Day, when faxed — or if faxed after the close of business at the recipient’s location or on a day that is not a Business Day, on the next Business Day thereafter to the fax number set forth or referred to below (provided that a paper copy is mailed on the same Business Day as aforesaid) or (4) if emailed, when the recipient by any means or method acknowledges receipt of such email (for the avoidance of doubt, a receipt automatically generated by either the sending or receiving system shall not be deemed or considered to satisfy such receipt requirement).

Section 23.      Entire Agreement; Severability.

This Repurchase Agreement, together with the Repurchase Documents, constitute the entire understanding among the Agent and the Sellers with respect to the subject matter they cover and shall supersede any existing agreements, understandings, inducements and conditions, express or implied, oral or written, among the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Repurchase Agreement, the Agent and the Sellers acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Repurchase Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 24.      Non-Assignability.

(a)    The rights and obligations of the parties under this Repurchase Agreement and under any Transaction shall not be assigned by the Sellers without the prior written consent of the Agent and the Buyers. Subject to the foregoing, this Repurchase Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Repurchase Agreement express or implied, shall give to any Person, other than the parties to this Repurchase Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Repurchase Agreement.

(b)    Each Buyer may assign and participate its rights and obligations hereunder, in accordance with the Administration Agreement and pursuant to an executed assignment and acceptance by such Buyer and assignee (“Assignment and Acceptance”).

(c)    The Agent shall maintain, as agent for the Buyers and the Seller, a register (the “Register”) on which it will record each Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of the Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned. Failure to make any such recordation, or any error in such recordation shall not affect the Seller’s obligations in respect of such rights. If a Buyer sells a participation in its rights hereunder, it shall provide the Agent (as agent for the Sellers), or maintain as agent of the Seller, the information described in this paragraph and permit the Agent (as agent for the Seller) to review such information as reasonably needed for the Agent (as agent for the Sellers) to comply with its obligations under this Repurchase Agreement or under any applicable Requirement of Law.

(d)    Each Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 24, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to the Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to such Buyer by or on behalf of the Sellers or any of its Subsidiaries; provided that such assignee or participant agrees in writing to hold such information subject to the confidentiality provisions of this Repurchase Agreement.

(e)    Each Buyer may at any time create a security interest in all or any portion of its rights under this Repurchase Agreement in favor of any Federal Reserve Bank in accordance with regulations of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Buyer from its obligations hereunder.

Section 25.      Tax Treatment.

Each party to this Repurchase Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of the Sellers that is secured by the Purchased Assets and that the Purchased Assets are owned by the Sellers in the absence of an Event of Default by the Seller. All parties to this Repurchase Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 26.      Termination Events.

If a Termination Event shall occur, the obligation of the Agent and the Buyers to enter into Transactions shall immediately and automatically terminate, and the Majority Buyers, by written notice to the Sellers (which may be given by the Agent), may elect that the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur, which shall have the same consequences and effects as the Agent’s exercise of the option referred to in Section 15(a)(i). If no Termination Event occurs before then, this Repurchase Agreement will terminate on the Termination Date. On the Termination Date, all Repurchase Price and all other amounts outstanding under this Repurchase Agreement shall be paid by the Sellers in full.

Section 27.      Terminability.

Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and the Agent shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive. If no Termination Event occurs before then, this Repurchase Agreement will terminate on the Termination Date. The obligations of the Sellers under Section 16 and Section 17, and all other obligations of the Sellers which have not been performed as of the termination of this Repurchase Agreement, shall survive the termination of this Repurchase Agreement.

Section 28.      GOVERNING LAW.

THIS REPURCHASE AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING NEW YORK GENERAL OBLIGATIONS LAWS 5-1401 AND 5-1402, WITHOUT REFERENCE TO ANY OF ITS OTHER CONFLICT OF LAWS PROVISIONS.

Section 29.      SUBMISSION TO JURISDICTION; WAIVERS.

AGENT, BUYERS AND SELLER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS REPURCHASE AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)    CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED;

(d)    AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e)        THE SELLERS, THE AGENT AND BUYERS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS REPURCHASE AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 30.        No Waivers, Etc.

No failure on the part of the Agent or any Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not: exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by the Agent in writing.

Section 31.        Netting.

If the Agent or any Buyer and the Sellers are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder,

(a) All amounts to be paid or advanced by one party to or on behalf of the other under this Repurchase Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Repurchase Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Repurchase Agreement shall be deemed to be a “netting contract” as defined in Section 4402.

(b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Repurchase Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Repurchase Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

Section 32.        Periodic Due Diligence Review.

In addition to the rights as provided in Section 13(f), the Sellers acknowledge that the Agent and the Buyers have the right to perform continuing due diligence reviews with respect to the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Sellers agree that upon reasonable (but no less than five (5) Business Days’) prior notice to the Sellers, unless an Event of Default shall have occurred in which case no notice is required, the Agent and the Buyers or their authorized representatives will be permitted during normal business hours to examine, inspect and make copies and extracts of, the Purchased Asset Files and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of the Seller. The Sellers also shall make available to the Agent and the Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Assets and the Purchased Asset Files. Without limiting the generality of the foregoing, the Sellers acknowledge that the Agent and the Buyers may purchase Mortgage Loans based solely upon the information provided by the Sellers to the Agent and the Buyers in the Purchased Assets Schedule and the representations, warranties and covenants contained herein, and that the Agent and the Buyers, at their option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets that are subject to a Transaction, including ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and underlying assets and otherwise regenerating the information used to originate such Purchased Assets. The Agent and the Buyers may underwrite such Purchased Assets itself or engage a third party underwriter to perform such underwriting. The Sellers agree to cooperate with the Agent and the Buyers and any third party underwriter in connection with such underwriting, including, providing the Agent and the Buyers and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of the Sellers. The Sellers further agree that the Sellers shall pay all expenses reasonably incurred by the Agent and the Buyers in connection with the Agent’s and the Buyers’ activities pursuant to this Section 32 (“Due Diligence Costs”).

Section 33.        The Agent’s Appointment As Attorney-In-Fact.

The Sellers hereby irrevocably constitute and appoint the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Sellers and in the name of Sellers or in its own name, from time to time in the Agent’s discretion, for the purpose of carrying out the terms of this Repurchase Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Repurchase Agreement, and, without limiting the generality of the foregoing, the Sellers hereby give the Agent the power and right, on behalf of Sellers, without assent by, but with notice to, Sellers, if a Default shall have occurred and be continuing, to do the following:

(i)        in the name of any Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(iii) (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all monies due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against any Seller with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and Seller’s expense, at any time, and from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Repurchase Assets and the Agent’s Liens thereon and to effect the intent of this Repurchase Agreement, all as fully and effectively as any such Seller might do.

(b)         The Sellers hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(c)        The Sellers also authorize the Agent, if a Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 15, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

(d)        The powers conferred on the Agent hereunder are solely to protect the Agent’s (for the benefit of the Buyers) interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 34.        Miscellaneous.

(a)        Counterparts. This Repurchase Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Repurchase Agreement by signing any such counterpart.

(b)        Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Repurchase Agreement.

(c)        Acknowledgment. The Sellers hereby acknowledge that:

(i)        they have been advised by counsel in the negotiation, execution and delivery of this Repurchase Agreement and the other Repurchase Documents;

(ii)        neither the Agent nor any Buyer has any fiduciary relationship to the Sellers;

and

(iii)        no joint venture exists between the Sellers and the Agent and/or any Buyers.

(d)        Documents Mutually Drafted. The Sellers, the Agent and Buyers agree that this Repurchase Agreement and each other Repurchase Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against any party as the drafter thereof.

Section 35.        Confidentiality.

The Agent, the Buyers and the Sellers hereby agree that all written financial information, trade secrets or other confidential information, including without limitation, information of Sellers’ customers, provided by one party to another pursuant to this Repurchase Agreement that is not in the public domain (other than due to a breach of this covenant) shall be held in confidence, except for disclosure (i) to its Affiliates and to other Buyers and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Buyer or to a Transferee, (iii) to any regulatory officials, (iv) to any Person as requested pursuant to or as required by any law order, regulation, ruling or legal process (including any summons or subpoena in connection with any litigation, (v) to any Person in connection with any legal proceeding to which such Buyer is a party (including any action to enforce the Repurchase Documents and in connection with any sale of Mortgage Loans, (vi) to a Buyer’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) of information deemed necessary or appropriate by the Agent or a Buyer in connection with any assignment or participation permitted by any of the Repurchase Documents or otherwise permitted by any of the terms thereof, (viii) to rating agencies if requested or required by such agencies in connection with a rating of such Buyer or an Affiliate of such Buyer: and (ix) of any fact to any Person which may be relevant to an understanding of the tax treatment of the Transactions.

Section 36.        Intent.

(a)        The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, and constitute “repurchase agreements” under Sections 546(f), 559 and 362(6)(7) of the Bankruptcy Code (except insofar as the type of Mortgage Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable), and a “master netting agreement” as that term is defined in Section 101 of the Bankruptcy Code.

(b)        It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 15 is a contractual right to liquidate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.

(c)        The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder with respect to such party is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)        It is understood that this Repurchase Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)        This Repurchase Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code.

Section 37.        Disclosure Relating to Certain Federal Protections.

The parties acknowledge that they have been advised that:

(a)        in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“Securities Investor Protection Act of 1970” or “SIPA”) do not protect the other Parties with respect to any Transaction hereunder;

(b)        in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the Exchange Act, SIPA will not provide protection to the other parties with respect to any Transaction hereunder; and

(c)        in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Section 38.        Conflicts.

In the event of any conflict between the terms of this Repurchase Agreement and any other Repurchase Document, the documents shall control in the following order of priority: first, the terms of this Repurchase Agreement shall prevail and then the terms of the Repurchase Documents shall prevail.

Section 39.        Authorizations.

Any of the persons whose signatures and titles appear on Schedule IV are authorized, acting singly, to act for the Sellers or the Agent, as the case may be, under this Repurchase Agreement.

Section 40.        General Interpretive Principles.

For purposes of this Repurchase Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)        the terms defined in this Repurchase Agreement have the meanings assigned to them in this Repurchase Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)        accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)        references herein to Sections and other subdivisions without specification of a document are to designated Sections and other subdivisions of this Repurchase Agreement;

(d)        a reference to a paragraph or clause without reference to a specific Section is a reference to the paragraph or clause contained in the same Section in which the reference appears;

(e)        the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Repurchase Agreement as a whole and not to any particular provision;

(f)        the term “include” or “including” means without limitation by reason of enumeration;

(g)        all times specified herein or in any other Repurchase Document (unless expressly specified otherwise) are New York City times unless otherwise stated;

(h)        all values, balances and amounts used, cited or referred to herein are values, balances and amounts (converted if and as necessary so as to be) stated in (U.S.) Dollars; and

(i)        all references herein or in any Repurchase Document to “good faith” means good faith as defined in Section 1-201(19) of the Uniform Commercial Code as in effect in the State of New York.

Section 41.        Fees.

(a)        Facility Fee. The Sellers agree to pay the Facility Fee, which shall be fully earned on the Agreement Date and shall be due and payable quarterly in arrears on the last day of each March, June, September and December commencing on the first such date following the Agreement Date; provided that all accrued Facility Fee then unpaid shall be due and payable on the Termination Date. Each such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent for the benefit of the Buyers at such account designated by the Agent. If the Maximum Purchase Price shall be increased or decreased from time to time either pursuant to a provision of this Repurchase Agreement or by separate agreement among Sellers, the Buyers and the Agent, the amount of the Facility Fee shall be adjusted accordingly. In addition, during any period that that a Buyer is a Declining Buyer (as defined in the Administration Agreement), the Facility Fee shall be reduced by an amount and for the period, in each case as determined by the Agent, that corresponds to the portion of the Maximum Purchase Price that is unavailable to the Sellers during such period by reason of such Declining Buyer’s failure to fund its purchase obligations during such period. Each calculation of the amount of the Facility Fee by the Agent shall be conclusive, absent manifest error.

(b)        Administrative Fee. The Sellers agree to pay to the Agent such administrative fee (the “Administrative Fee”) for the Agent’s services in administering this Repurchase Agreement and the other Repurchase Documents as may be provided for in a separate agreement between the Sellers and the Agent.

(c)        Other Fees. The Sellers shall pay all other fees owed to BNY Mellon in its capacity as Lead Arranger and Bookrunner or Agent as may be provided for in a separate agreement between the Sellers and BNY Mellon, and all fees payable to the Buyers when due.

Section 42.        Joint and Several Obligations.

All obligations of the Sellers hereunder are the joint and several obligations of the Sellers.

Section 43.        Amendments.

This Repurchase Agreement may not be amended or modified except by a writing signed by the parties hereto and except as permitted by the terms of the Administration Agreement.

[End of Text; Signature Pages Follow on Next Page]

IN WITNESS WHEREOF, the parties have entered into this Amended and Restated Master Repurchase Agreement as of the date set forth above.

GUILD MORTGAGE COMPANY

By:	/s/ Terry Schmidt
	Name:	Terry Schmidt
	Title:	Executive Vice President and Chief
Financial Officer

Address:	5898 Copley Drive, 5th Floor
San Diego, California 92111
Phone:	[Redacted pursuant to Item 601(a)(6) of Reg. S-K]
Fax:	[Redacted pursuant to Item 601(a)(6) of Reg. S-K]
Attention:	Terry Schmidt, Executive Vice President
and Chief Financial Officer

With a copy to:
Koley Jessen P.C., L.L.O.
One Pacific Place, Suite 800 1125 South 103 Street
Omaha, NE 68124
Attention: Taylor C. Dieckman

[Signature Page to Amended and Restated

Master Repurchase Agreement (Guild) Continued]

GUILD MORTGAGE COMPANY, LLC

By:	/s/ Terry Schmidt
	Name:	Terry Schmidt
	Title:	Executive Vice President and Chief
Financial Officer

Address:	5898 Copley Drive, 5th Floor
San Diego, California 92111
Phone:	[Redacted pursuant to Item 601(a)(6) of Reg. S-K]
Fax:	[Redacted pursuant to Item 601(a)(6) of Reg. S-K]
Attention:	Terry Schmidt, Executive Vice President
and Chief Financial Officer

With a copy to:
Koley Jessen P.C., L.L.O.
One Pacific Place, Suite 800 1125 South 103 Street
Omaha, NE 68124
Attention: Taylor C. Dieckman

[Signature Page to Amended and Restated

Master Repurchase Agreement (Guild) Continued]

THE BANK OF NEW YORK MELLON,
as Agent and a Buyer

By:	/s/ Paul Connolly
Print Name: Paul Connolly
Title: Managing Director

Address for Notices:
The Bank of New York Mellon
240 Greenwich Street
New York, NY 10286
Attention: Paul G. Connolly
Phone [Redacted pursuant to Item 601(a)(6) of Reg. S-K]
Fax: [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

With a copy to:
Emmet, Marvin & Martin, LLP 120 Broadway
New York, New York 10271
Attention: J. Alex McQuiston, Esq.

[Signature Page to Amended and Restated

Master Repurchase Agreement (Guild) Continued]

COMERICA BANK,
as a Buyer

By:	/s/ Art Shafer
Print Name: Art Shafer
Title: SVP

Address:	2000 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067

Phone: [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

Fax: [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

Attention: Art Shafer

[Signature Page to Amended and Restated

Master Repurchase Agreement (Guild) Continued]

ASSOCIATED BANK, NA,
as a Buyer

By:	/s/ Matthew O’Rourke
Print Name: Matthew O’Rourke
Title: Relationship Manager

Address:	525 West Monroe Street, 23rd Floor
Chicago, IL 60661

Phone: [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

Fax: [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

Attention: Matt O’Rourke

[Signature Page to Amended and Restated

Master Repurchase Agreement (Guild) Continued]

BMO HARRIS BANK N.A.
(formerly known as Harris N. A.),
as a Buyer

By:	/s/ Robert Bomben
Print Name: Robert Bomben
Title: Director

Address:	111 W. Monroe
Chicago, IL 60603

Phone: [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

Fax: [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

Attention: Bob Bomben

[Signature Page to Amended and Restated

Master Repurchase Agreement (Guild) Continued]

CITY NATIONAL BANK,
as a Buyer

By:	/s/ John P. Doulong
Print Name: John P. Doulong
Title: Senior Vice President

Address:	10000 Midlantic Drive, Suite 310W
Mt. Laurel, NJ 08054

Phone: [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

Fax: [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

Attention: Evelyn Torres

[Signature Page to Amended and Restated

Master Repurchase Agreement (Guild) Continued]

BB&T CORPORATION,
as a Buyer

By:	/s/ Rebecca Mueller
Print Name: Rebecca Mueller
Title: VP

Address:	102 W. Pineloch Avenue, Suite 18
Orlando, Florida 32806

Phone: [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

Fax: [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

Attention: Michele Perrin